AGREEMENT FOR PURCHASE AND SALE
among
Quest Resource Corporation,
Quest Eastern Resource LLC
and
Quest Cherokee LLC
July 11, 2008

i

ii

AGREEMENT FOR PURCHASE AND SALE
     This Agreement for Purchase and Sale (“Agreement”) is made and entered into on this the 11th day of July, 2008, among Quest Resource Corporation, a Nevada corporation (“QRC”), Quest Eastern Resource LLC, a Delaware limited liability company (f/k/a PetroEdge Resources (WV) LLC) (the “Seller”) and Quest Cherokee, LLC., a Delaware limited liability company (“Buyer”).
     WHEREAS, QRC is party to that certain Membership Interest Purchase Agreement by and between QRC and PetroEdge Resources Partners, LLC, dated as of June 5, 2008 “Membership Purchase Agreement”), pursuant to which QRC purchased all of the Membership Interests of Seller; and
     WHEREAS, Seller is selling certain of its assets, upon the terms and subject to the conditions set forth herein, to Buyer; and
     WHEREAS, QRC is assigning certain of its contractual rights under the Membership Purchase Agreement to Buyer upon the terms and subject to the conditions set forth herein;
     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, the parties hereto agree as follows:
     1. Sale and Purchase of the Properties. Subject to the terms and conditions and for the consideration herein set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller agrees to sell, assign, convey and deliver to Buyer, and Buyer agrees to purchase and acquire from Seller at Closing effective as of 7:00 a.m. local time at the location of each of the Wellbores, as defined below, on July __, 2008 (the “Effective Time”), the properties and interests described in Sections 1.1 through 1.7 (collectively, the “Properties”):
          1.1 Wellbores. An undivided interest in and to that part of Seller’s right, title and interest in and to the oil and gas leases, oil, gas and mineral leases, subleases, leasehold estates, forced pooling interests, licenses, concessions, working interests, farmout rights, other carried interests, operating rights and all other mineral rights of every nature (other than fee interests, royalty and overriding royalty interests) (the “Leases”), INSOFAR AND ONLY INSOFAR AS the Leases cover or pertain to the wellbore of each of those existing wells specifically described on Exhibit 1.1 and all right to produce, save and sell all the oil and gas that is produced therefrom (such right, title and interest, the “Wellbores”). The Wellbores are limited to the wellbores described on Exhibit 1.1 as each is physically configured as of the Effective Time and shall include such rights as are necessary to the continued production of hydrocarbons producible and produced from such Wellbores but shall not include the right (and Buyer shall not take any such action) to deepen any Wellbore, to sidetrack from the Wellbore (except as provided below), or to conduct any horizontal drilling through or from the Wellbore, but shall include the right to plug-back, rework or recomplete the Wellbore so long as such plugging-back, reworking or recompletion does not involve any sidetracking (except as provided below), deepening or horizontal drilling through or from the Wellbore. Notwithstanding the foregoing, in the event of mechanical or other failure in any Wellbore that permanently disrupts the production of hydrocarbons from the Wellbore, should Buyer elect to attempt to reestablish production from the same or shallower stratigraphic interval that the Wellbore was producing from, or capable of producing from prior to such mechanical or other failure (A) through sidetracking from the Wellbore, Buyer shall have the right to do so provided that the bottom hole location of such sidetracking is (a) no deeper than and (b) no more than 100 feet from, the bottom hole location of the Wellbore prior to mechanical failure, or (B) by drilling a replacement well, Buyer shall have the right to do so provided that the bottom hole location is no deeper than, and the surface and bottom hole location are no further than 100 feet from, the corresponding locations for the Wellbore, and provided further that the Wellbore has been closed. Seller retains any and all executive rights related to the Wellbores, including all rights, if any, to negotiate with lessors, to grant leases or to negotiate rental or bonus payments (“Executive Rights”) and Buyer hereby waives any and all such rights as well as any right to protest any down-spacing wells, increased density wells, or exception location wells Seller, or its successors and assigns, may choose to drill , and Buyer agrees not to object to any well proposed to be drilled by Seller except to the extent any such well violates the restrictions set forth in the following sentence. Seller agrees that it and its successors and assigns in interest will not drill a well (each a “New Well”) that produces from the same geologic formations found in the Wellbore if the location of the New Well (or any lateral of such New Well) is located closer to the Wellbore than a distance that is consistent with the prevailing industry practice for the spacing of wells in the county in which the Wellbore is located.
          1.2 Equipment. All of Seller’s interest in all casing pipe, downhole equipment and any additional equipment, fixtures or physical facilities attached to or a part of the Wellbores (“Equipment”).
          1.3 Substances. All of Seller’s interest in all crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, petroleum, natural gas liquids, condensate, products, liquids and other hydrocarbons and other minerals and materials of every kind and description produced through the Wellbores and not yet past a measuring point at the Effective Time or produced from the Wellbores during the period from and after the Effective Time (such interest, the “Substances”) and all proceeds attributable thereto.
          1.4 Surface Contracts. A concurrent interest with Seller in any right-of-way agreements, easement, surface use or other agreements held by Seller to the extent such agreements extend rights-of-way or easements on surface properties that are used or held for use as of the Effective Time for flow lines and/or equipment related thereto in connection with the production, storage and transportation of Substances or are otherwise used in connection with the operation of the Properties described in Sections 1.1 through 1.3 (such interest, the “Surface Contracts”).
          1.5 Information and Data. Copies of the following to the extent the following relate to the Wellbores: (a) abstracts, title opinions, title reports, title policies, lease and land files, surveys, analyses, compilations, correspondence, and filings with and reports to regulatory agencies; (b) geophysical, geological, engineering, exploration, production and other technical data, magnetic field recordings, digital processing tapes, field prints, summaries, reports and maps, whether written or in electronically reproducible form; and (c) all other books, records, files and magnetic tapes containing financial, title or other information (the “Data”); provided, however, that Buyer’s right with respect to Data acquired pursuant to this Section 1.5 shall be limited, in each case to the extent such Data is in the possession of Seller and to the extent the disclosure of such Data is not prohibited by the terms of any confidentiality, license or similar agreement; provided, however, that Seller shall, upon Buyer’s request and at no cost or expense to Seller, request waivers of such restrictions.
          1.6 Contracts. All of Seller’s interest in those contracts, commitments, agreements, and arrangements relating to the Properties described in Sections 1.1 through 1.5, and Section 1.7, but only to the extent related to the Properties, and any and all amendments, ratifications or extensions of the foregoing, together with (a) all rights, privileges, and benefits of Seller thereunder to the extent related to the Properties and arising on or after the Effective Time to the extent related to periods after the Effective Time and (b) all rights of Seller thereunder to audit the records of any party thereto and to receive refunds of any nature thereunder to the extent relating to periods after the Effective Time.
          1.7 Payment Rights. All of Seller’s interest in all (a) accounts, instruments and general intangibles (as such terms are defined in the Uniform Commercial Code of the state in which the particular Property is located) attributable to the Properties with respect to any period of time after the Effective Time; (b) liens and security interests in favor of Seller, whether choate or inchoate, under any law, rule or regulation or under any of the Contracts arising from the ownership or sale or other disposition after the Effective Time of any of the Properties; and (c) any claim of indemnity, contribution, or reimbursement relating to Assumed Obligations (such interest, the “Payment Rights”).
          1.8 Excluded Assets. Notwithstanding the foregoing provisions of this Section 1, the following assets shall not constitute Properties and shall not be sold, assigned or conveyed to Buyer pursuant to Section 1 (such assets as described herein below, the “Excluded Assets”):
               (a) all Excluded Assets under the Membership Purchase Agreement;
               (b) the existing gathering system and facilities;
               (c) all Permits that are not assignable in connection with the transactions contemplated by this Agreement;
               (d) all crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, petroleum, natural gas liquids, condensate, products, liquids and other hydrocarbons and other minerals or materials of every kind and description produced from the Wellbores and disposed of, or in storage tanks or in pipelines past a measuring point, prior to the Effective Time (the “Seller’s Substances”), and all proceeds attributable thereto;
               (e) all rights and causes of action, arising, occurring or existing in favor of Seller and attributable to the period prior to the Effective Time or arising out of the operation of or production from the Wellbores prior to the Effective Time (including, but not limited to, any and all contract rights, claims, receivables, revenues, recoupment rights, recovery rights, accounting adjustments, mispayments, erroneous payments or other claims of any nature in favor of Seller and relating and accruing to the period prior to the Effective Time);

               (f) all fee interests, overriding royalty interests and royalty interests, and all Executive Rights related to the Wellbores to the extent they do not reduce the working and net revenue interest below that set forth in the Membership Purchase Agreement, and any and all right to protest any down-spacing wells, increased density wells, or exception location wells Seller, or its successors and assigns, may choose to drill except as prohibited in 1.1 above;
               (g) all rights under the contracts identified in Section 1.6 to the extent relating to any properties not part of the Properties described in Sections 1.1 through 1.5, and Section 1.7, and specifically to the extent any such contracts relate to any additional wells or drilling activities outside of the Wellbores not prohibited by 1.1 above;
               (h) all corporate, financial, tax and legal records of Seller; provided, however, Buyer will be entitled to copies of any such records and rights to audit such records as may reasonably be necessary to comply with reporting obligations imposed upon Buyer as a publicly traded entity, subject to such confidentiality requirements as Seller may reasonably require;
               (i) all contracts of insurance or indemnity;
               (j) any refund of costs, taxes or expenses borne by Seller attributable to the period prior to the Effective Time;
               (k) any other right or interest in and to the Properties to the extent attributable to the period prior to the Effective Time, and any right or interest in the properties described in Sections 1.1 through 1.7 to the extent not applicable to the Wellbores;
               (l) all deposits, cash, checks, funds and accounts receivable attributable to Seller’s interests in the Properties with respect to any period of time prior to the Effective Time;
               (m) all computer or communications software or intellectual property (including tapes, data and program documentation and all tangible manifestations and technical information relating thereto) owned, licensed or used by Seller, other than the Data;
               (n) any logo, service mark, copyright, trade name or trademark of or associated with Seller; and
               (o) motor vehicles and other rolling stock.
          1.9 Data Agreement. Seller may continue to receive from the operator of each of the Wellbores (and Buyer will direct that such operators provide to Seller), copies of each of the following relating to the Wellbores: all daily and monthly production reports, all Lease operating expense reports, all revenue statements, capital expenditure statements and authority for expenditures, that the operator of each of the Wellbores may provide to Buyer or Seller following the Closing Date; subject to the terms any existing confidentiality obligations owed to the operator or other third parties.

     2. Purchase Price.
          2.1 Basic Amount. The purchase price for the Properties, subject to adjustment as provided in Section 2.2, shall be Seventy Million Dollars ($70,000,000) (the “Purchase Price”). The Purchase Price as adjusted pursuant to Section 2.2 is referred to in this Agreement as the “Adjusted Purchase Price.”
          2.2 Adjustments to Purchase Price. The Purchase Price shall be adjusted as provided in this Section 2.2.
               2.2.1 The Purchase Price shall be subject to the following adjustments (without duplication) (“Adjustments”):
               (a) Decreased by the amount by which the “Net Working Capital” (as such term is defined in the Membership Interest Purchase Agreement) of Seller as of the Effective Time of this Agreement is greater, or increased by the amount by which the Net Working Capital of Seller as of the Effective Time of this Agreement is less, than the Final Working Capital of Seller (which is determined as of May 1, 2008), as determined in accordance with Section 3.3 of the Membership Purchase Agreement;
               (b) Increased by the amount of the Cash Flow Adjustment, as determined pursuant to Section 3.4 of the Membership Purchase Agreement, if such adjustment results in an increase in the Purchase Price pursuant to the Membership Purchase Agreement, or decreased by such amount if such adjustment results in a decrease in the Purchase Price pursuant to the Membership Purchase Agreement;
               (c) Decreased by the amount of the Preference Properties adjustment to the Purchase Price under the Membership Purchase Agreement, as determined pursuant to Section 8.6 of the Membership Purchase Agreement, to the extent that the adjustment relates to any Wellbore(s) purchased by Buyer hereunder;
               (d) Decreased by the amount of any Environmental Defect adjustment to the Purchase Price under the Membership Purchase Agreement, as determined pursuant to Section 8.2 of the Membership Purchase Agreement; to the extent that the adjustment relates to any Wellbore(s) purchased by Buyer hereunder;
               (e) Decreased by the amount of any Title Defect adjustment to the Purchase Price under the Membership Purchase Agreement, as determined pursuant to Section 8.2 of the Membership Purchase Agreement, to the extent that the adjustment relates to any Wellbore(s) purchased by Buyer hereunder;
               (f) Increased by the amount of any pipeline imbalance amount, as determined pursuant to Section 3.5 of the Membership Purchase Agreement, if such adjustment results in an increase in the Purchase Price pursuant to the Membership Purchase Agreement, or decreased by such amount if such adjustment results in a decrease in the Purchase Price pursuant to the Membership Purchase Agreement;

               (g) Decreased by the amount of any casualty or condemnation adjustment to the Purchase Price pursuant to Section 9.8 of the Membership Purchase agreement, to the extent that the adjustment relates to a Wellbore purchased by Buyer hereunder;
               (h) Increased by the amount of any tax adjustment to the Purchase Price under the Membership Purchase Agreement, as determined pursuant to Article VIX of the Membership Purchase Agreement, to the extent that such adjustment increases the Purchase Price under the Membership Purchase Agreement, and decreased by such amount to the extent it decreases the Purchase Price under the Membership Purchase Agreement, but in either case only to the extent that such adjustment relates to the Properties.
          2.3 Closing Statement. At the Closing Seller shall deliver to Buyer a statement (the “Closing Statement”) setting forth the adjustments to the Purchase Price provided in Section 2.2 using estimates where actual amounts are not known at the Closing, and Seller’s calculation of the estimated Adjusted Purchase Price.
          2.4 Allocation of Purchase Price. Buyer and Seller agree that within thirty (30) days after the Closing they shall mutually agree in writing upon an allocation of the Purchase Price among the Properties using the methodology required by Section 1060 of the Internal Revenue Code of 1986, as amended, and any regulations or other agency releases promulgated thereunder (the “Code”). Buyer and Seller shall each report the transactions contemplated under this Agreement on all tax returns, including IRS Form 8594, in a manner consistent with the allocation of Purchase Price mutually agreed upon by Buyer and Seller. If any taxing authority makes or proposes an allocation different from the allocation determined by the parties under this Section 2.4, either party may contest such allocation (or proposed allocation), provided such party asserts that the allocation mutually agreed upon by the Buyer and Seller is correct, and shall provide written notice to the other parties of such fact and shall provide such additional written notices as are reasonable to the other parties to make them aware of the status and final disposition of such contest of the allocation made or proposed by such taxing authority. Further, after providing written notice to the party adversely affected by such allocation (or proposed allocation) by a taxing authority, the other party hereto may file such protective claims or tax returns as may be reasonably required to protect its interests.
          2.5 Transportation. Because the gathering system and related facilities that are used to transport gas produced from the Wellbores are Excluded Assets, following the Closing Buyer and Seller shall negotiate in good faith and agree upon an appropriate arrangement, consistent with industry standards, for the continued gathering and transportation of Buyer’s gas from the Wellbores, on commercially reasonable terms.
          2.6 Gas Sales. Set forth on Exhibit 2.6 is a list of gas sales contracts to which Seller is currently a party, and which are being performed by the sale of gas from the Wellbores (the “Gas Sales Contracts”). Buyer agrees that after the Closing Date, it will sell to Seller or its assigns gas in such quantities, at such times and at the prices indicated in the Gas Sales Contracts, so that Seller may comply with the requirements thereof.
     3. Representations and Warranties of Seller. Seller represents and warrants to Buyer as follows:

          3.1 Organization. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.
          3.2 Authority and Authorization. Seller has full limited liability company power and authority to carry on its business as presently conducted, to enter into this Agreement and the other Transaction Documents (as defined below) to which Seller is a party and to perform its obligations under this Agreement and the other Transaction Documents to which Seller is a party. The execution and delivery by Seller of this Agreement and the other Transaction Documents to which Seller is a party have been, and the performance by Seller of its obligations under this Agreement and the other Transaction Documents to which Seller is a party and the transactions contemplated hereby and thereby shall be, at the time required to be performed hereunder or thereunder, duly and validly authorized by all requisite action on the part of Seller.
          3.3 Enforceability. This Agreement has been duly executed and delivered on behalf of Seller and constitutes the legal, valid and binding obligation of Seller enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, reorganization or moratorium statutes, or other similar laws affecting the rights of creditors generally or equitable principles (collectively, “Equitable Limitations”). All other Transaction Documents required hereunder to be executed and delivered by Seller have been duly executed and delivered and constitute legal, valid and binding obligations of Seller enforceable in accordance with their terms, except as enforceability may be limited by Equitable Limitations.
          3.4 Conflicts. The execution and delivery by Seller of this Agreement and the other Transaction Documents to which Seller is a party does not, and the consummation of the transactions contemplated by this Agreement and the other Transaction Documents to which Seller is a party does not violate or be in conflict with, or require the consent of any person or entity under, any provision of Seller’s Organizational Documents and does not violate any provision of or require any consent, authorization or approval under any judgment, decree, judicial or administrative order, award, writ, injunction, statute, rule or regulation applicable to Seller.
          3.5 Broker. No broker, finder, investment banker or other similar person is or will be, in connection with the transactions contemplated by this Agreement or the other Transaction Documents, entitled to any brokerage, finder’s or other fee or compensation based on any arrangement or agreement made by or on behalf of Seller.
     4. Representations and Warranties of Buyer. Buyer represents and warrants to Seller that:
          4.1 Organization. Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.
          4.2 Authorization and Authority. Buyer has full limited liability company power and authority to carry on its business as presently conducted, to enter into this Agreement and the other Transaction Documents to which Buyer is a party, to purchase the Properties on the terms described in this Agreement and to perform its other obligations under this Agreement and the other Transaction Documents to which Buyer is a party. The execution and delivery by Buyer of this Agreement and the other Transaction Documents to which Buyer is a party have been, and the performance by Buyer of its obligations under this Agreement and the other Transaction Documents to which Buyer is a party and the transactions contemplated hereby and thereby shall be at the time required to be performed hereunder or thereunder, duly and validly authorized by all requisite action on the part of Buyer.
          4.3 Enforceability. This Agreement has been duly executed and delivered on behalf of Buyer, and constitutes a legal, valid and binding obligation of Buyer enforceable in accordance with its terms, except as enforceability may be limited by Equitable Limitations. All other Transaction Documents required hereunder to be executed and delivered by Buyer have been duly executed and delivered and constitute legal, valid and binding obligations of Buyer enforceable in accordance with their terms, except as enforceability may be limited by Equitable Limitations.
          4.4 Conflicts. The execution and delivery by Buyer of this Agreement and the other Transaction Documents to which Buyer is a party does not, and the consummation by Buyer of the transactions contemplated by this Agreement and the other Transaction Documents to which Buyer is a party does not violate or be in conflict with, or require the consent of any person or entity under, any provision of Buyer’s Organizational Documents, and does not violate any provision of or require any consent, authorization or approval under any judgment, decree, judicial or administrative order, award, writ, injunction, statute, rule or regulation applicable to Buyer
          4.5 Reliance. In entering into this Agreement, Buyer has relied and agrees to rely solely on the express representations and covenants of Seller in this Agreement, its independent investigation of, and judgment with respect to, the Properties and the advice of its own legal, tax, economic, environmental, engineering, geological and geophysical advisors and not on any comments or statements of any representatives of, or consultants or advisors engaged by, Seller. Buyer acknowledges that Seller expressly disclaims and negates, and Buyer hereby expressly waives, any representation or warranty of any kind, express, implied, at common law, by statute, or otherwise, relating to the Properties, including any representation or warranty regarding the environmental condition of the Properties and any representation or warranty regarding the title to the Properties except as expressly stated herein.
          4.6 Broker. No broker, finder, investment banker or other similar person is or will be, in connection with the transactions contemplated by this Agreement or any other Transaction Documents, entitled to any brokerage, finders or other fee or compensation based on any arrangement or agreement made by or on behalf of Buyer.
     5. Closing.
          5.1 The Closing. The assignment and purchase of the Properties pursuant to this Agreement shall be consummated (the “Closing”) on July 11, 2008, (the date on which Closing occurs, the “Closing Date”).

          5.2 Documents to be Delivered at Closing.
               5.2.1 At the Closing, Seller shall deliver to Buyer, or cause to be delivered, the following instruments, dated the Closing Date, properly executed by authorized officers:
               (a) Counterparts of an Assignment of Certain Lease Interests and Bill of Sale from Seller in the form of Exhibit A sufficient to convey to Buyer the Properties (the “Assignment”);
               (b) Counterparts of an Operating Agreement between the Seller and Buyer (“Operating Agreement”); and
               (c) Such other instruments as are necessary to effectuate the conveyance of the Properties to Buyer.
               5.2.2 At the Closing Buyer shall deliver to Seller, or cause to be delivered, the following instruments, dated the Closing Date, properly executed by authorized officers of Buyer and, where appropriate, acknowledged:
               (a) Executed counterparts of the Assignment; and
               (b) Executed counterparts of the Operating Agreement.
          5.3 Possession. At the Closing, Seller shall deliver to Buyer possession of the Properties other than the Data. After Closing Seller shall deliver to Buyer, at Seller’s offices and at Buyer’s expense, copies of all of the Data, on the terms and subject to the conditions set forth in the Operating Agreement.
          5.4 Payment of Purchase Price. At the Closing, against delivery of the documents and materials described in Section 5.2, Buyer shall pay to Seller, by wire transfer of immediately available funds, the estimated Adjusted Purchase Price as determined in accordance with Section 2.2 (the “Closing Amount”).
     6. Taxes.
          6.1 Cooperation. Buyer and Seller shall cooperate fully as and to the extent reasonably requested by the other party in connection with the filing of any tax returns and any audit, litigation or other proceeding with respect to taxes relating to or in connection with the Properties.
          6.2 Indemnification. Buyer shall indemnify, defend and hold Seller harmless from and against all liability for taxes attributable to the Properties for any taxable period beginning on or after the Closing Date. Buyer shall be responsible for and indemnify Seller for the payment of all transfer taxes, if any, resulting from the transactions contemplated by this Agreement.

          6.3 Final Accounting Treatment. To the extent that the Purchase Price hereunder would have been, pursuant to Section 2.2(h) hereof, increased or decreased by the amount of any tax adjustment to the Purchase Price under the Membership Purchase Agreement, but for the time limitations provided for in Section 9 hereof, then such adjustment shall be made as soon as reasonably practicable and otherwise in accordance with the procedures set forth in Section 9 hereof.
     7. Assumption of Obligations. Buyer hereby assumes the following (“Assumed Obligations”): (1) the obligation to (i) plug and abandon the Wellbores, (ii) remove and dispose of all structures and equipment constituting a part of the Wellbores, and (iii) dispose of all NORM and all other pollutants, wastes, contaminants, or hazardous, extremely hazardous, or toxic materials, substances, chemicals or wastes generated by the production of Substances or used in connection therewith, whether before or after the Effective Time; (2) all obligations and liabilities arising from or in connection with any gas production, pipeline, storage, processing or other imbalance attributable to Substances, whether before or after the Effective Time; (3) all obligations to deliver house gas from any Wellbore; (4) all other costs, obligations and liabilities that relate to the operation of the Wellbores or the production of Substances, or that otherwise relate to the Properties and, in each case, arise from or relate to events occurring or conditions existing after the Effective Time or which accrue after the Effective Time. All such plugging, replugging, abandonment, removal, disposal, and restoration operations shall be in compliance with applicable laws and regulations and contracts, and shall be conducted in a good and workmanlike manner.
     8. Assignment of Certain Indemnification Rights by QRC. QRC hereby assigns to Buyer all of its rights against PetroEdge Resource Partners LLC for breaches of the representations and warranties and covenants made by PetroEdge Resource Partners LLC in the Membership Purchase Agreement, to the extent that such rights are assignable and to the extent such rights relate to the Properties. If such rights are determined to be not assignable by QRC to Buyer, then QRC shall (at Buyer’s sole cost and expense) make such indemnification claims on behalf of Buyer as Buyer reasonably requests as a substitution for and as would have been accomplished by the transfer thereof. To the extent that the Deductible Amount or the aggregate liability limit provided in the Membership Purchase Agreement limits the recovery of QRC and Buyer, then the Losses of QRC and Buyer shall be allocated proportionately, based on the amount of the Losses of each of QRC and Buyer, against the Deductible Amount and aggregate liability limit.
     9. Final Accounting.
          9.1 Settlement Statement.
               (a) As soon as practical and, in any event, no later than one hundred and fifty (150) calendar days after the Closing Date, Seller shall prepare and deliver to Buyer a statement (the “Final Settlement Statement”) setting forth the adjustments to the Purchase Price in accordance with Section 2.2. The Final Settlement Statement shall be prepared in accordance with this Agreement and on a basis consistent with the preparation of the Closing Statement as described in Section 2.3, and shall set forth Seller’s calculation of the Adjustments and the Adjusted Purchase Price.

               (b) Following the delivery of the Final Settlement Statement, Seller shall afford Buyer the opportunity to examine the Final Settlement Statement and Seller’s calculation of the Adjustments and the Adjusted Purchase Price, and such supporting schedules, analyses, workpapers, including the audit workpapers and other underlying records or documentation, as are reasonably necessary and appropriate in connection with such review. Seller shall cooperate fully and promptly with the Buyer in such examination, including responding to questions asked by Buyer, and Seller shall make available to Buyer any records under Seller’s reasonable control that are requested by the Buyer in connection with such review.
               (c) If, within 30 days following delivery of the Final Settlement Statement to Buyer, Buyer has not delivered to Seller written notice (the “Objection Notice”) of Buyer’s objections to the Final Settlement Statement or Seller’s calculation of the Adjustments and/or the Adjusted Purchase Price (which Objection Notice must contain a statement describing in reasonable detail the basis of such objections), then the Adjustments and/or the Adjusted Purchase Price as set forth in such Final Settlement Statement shall be deemed final and conclusive. In addition, any of Seller’s calculations of the Adjustments and/or the Adjusted Purchase Price as set forth in the Final Settlement Statement which are not objected to in the Objection Notice shall be deemed final and conclusive.
               (d) If Buyer delivers the Objection Notice within such 30-day period, then Seller and Buyer shall endeavor in good faith to resolve the objections of Buyer set forth in the Objection Notice for a period not to exceed 15 days from the date of delivery of the Objection Notice. If at the end of the 15-day period there are any objections that remain in dispute, then the remaining objections in dispute shall be submitted for resolution to a “big four” accounting firm to be selected jointly by the Seller and Buyer within the following five days or, if the Seller and Buyer are unable to mutually agree within such five-day period, such accounting firm shall be Ernst & Young (such jointly selected accounting firm or Ernst & Young, the “Referee”). In connection with the engagement of the Referee, each of Buyer and Seller shall execute any engagement, indemnity, and other agreement as the Referee shall require as a condition to such engagement.
               (e) The Referee shall determine the items of the Adjustments and the calculation of the Adjusted Purchase Price as are disputed within 30 days after the objections that remain in dispute are submitted to it.
               (f) If any objections are submitted to the Referee for resolution, (A) each of Buyer and Seller shall furnish to the Referee such workpapers and other documents and information relating to such objections as the Referee may request and are available to that party or its Affiliates (or its independent public accountants) and will be afforded the opportunity to present to the Referee any material relating to the determination of the matters in dispute and to discuss such determination with the Referee prior to any written notice of determination hereunder being delivered by the Referee; (B) to the extent that a value has been assigned by Buyer or Seller to any item subject to Buyer’s objection that is submitted to the Referee, the Referee shall not assign a value to such objection that is greater than the greatest value for such objection claimed by either party or less than the smallest value for such objection claimed by either party, and the Referee shall use such values as are determined pursuant to the Membership Purchase Agreement; (C) the determination by the Referee of items of Adjustments and the calculation of the Adjusted Purchase Price, as applicable, as set forth in a written notice delivered to Seller and Buyer by the Referee, shall be made in accordance with this Agreement and shall be binding and conclusive on the parties and shall constitute an arbitral award that is final, binding and unappealable and upon which a judgment may be entered by a court having jurisdiction thereof; (D) the fees and expenses of the Referee shall be paid by and apportioned between Buyer and Seller based on the aggregate dollar amount in dispute and the relative recovery as determined by the Referee of Seller and Buyer, respectively; and (E) notwithstanding anything in this Agreement to the contrary, each Party hereto shall bear its own costs and expenses in connection with the resolution of any objections to the calculations set forth in the Final Settlement Statement.
          9.2 Payments.
               9.2.1 If the Closing Amount is greater than the final Adjusted Purchase Price, then Seller shall pay to Buyer the amount of such excess within five (5) Business Days of the determination of the final Adjusted Purchase Price in accordance with Section 9.1.
               9.2.2 If the final Adjusted Purchase Price is greater than the Closing Amount, then Buyer shall pay such difference to Seller within five (5) Business Days of the determination of the final Adjusted Purchase Price in accordance with Section 9.1.
          9.3 No Duplicative Effect: Methodologies. The provisions of Section 9.1 shall apply in such a manner so as not to give the components and calculations duplicative effect to any item of adjustment and, except as otherwise expressly provided in this Agreement or in the Closing Statement, the parties covenant and agree that no amount shall be (or is intended to be) included, in whole or in part (either as an increase or reduction) more than once in the calculation of (including any component of) capital expenditures, or operating expenses or any other calculated amount pursuant to this Agreement if the effect of such additional inclusion (either as an increase or reduction) would be to cause such amount to be overstated or understated for purposes of such calculation. The parties acknowledge and agree that the calculations or determinations required by this Agreement shall be the same as the calculations or determinations made pursuant to the Membership Purchase Agreement.
          9.4 Respective Ownership. Seller shall own and receive (or receive credit in the Closing Statement or the Final Settlement Statement, as applicable, for) all proceeds from the sale of hydrocarbons produced from or allocable to the Properties prior to the Effective Time, and shall also receive (or receive credit in the Closing Statement or the Final Settlement Statement, as applicable, for) and hold the right to receive all other revenues, proceeds and benefits attributable to the Properties relating to all periods before the Effective Time. Buyer shall receive (or receive credit in the Closing Statement or the Final Settlement Statement, as applicable, for) all proceeds from the sale of hydrocarbons produced from or allocable to the Properties from and after the Effective Time and shall also receive (or receive credit in the Closing Statement or the Final Settlement Statement, as applicable, for) and hold the right to receive all other revenues, proceeds and benefits attributable to the Properties which relate to all periods from and after the Effective Time. Notwithstanding anything contained in this Section 9 to the contrary if, at any time, Buyer shall receive any revenues for which the Purchase Price was decreased, or revenues which belong to Seller, as provided above, Buyer shall promptly remit same in immediately available funds to Seller. Likewise, if Seller shall for any reason receive any revenue for which the Purchase Price was increased, or revenues which belong to Buyer, as provided above, Seller shall promptly remit same in immediately available funds to Buyer. Except as otherwise provided in this Agreement, any costs and expenses, including taxes (other than income tax) relating to the Properties which are not reflected in the Final Settlement Statement shall be treated as follows: All costs and expenses relating to the Properties for the period of time prior to the Effective Time shall be the sole obligation of Seller and Seller shall promptly pay, or if paid by Buyer, promptly reimburse Buyer in immediately available funds for the same; and all costs and expenses relating to the Properties for the period of time on or after the Effective Time shall be the sole obligation of Buyer and Buyer shall promptly pay, or if paid by Seller, promptly reimburse Seller in immediately available funds for the same.
     10. Survival and Indemnification.
          10.1 Survival. The liability of Buyer and Seller under each of their respective representations, warranties and covenants contained in this Agreement shall survive the Closing and execution and delivery of the assignments contemplated hereby, subject to the limitations set forth in Section 10.5.
          10.2 Liabilities. The term “Liabilities” shall mean any and all payments, charges, judgments, assessments, liabilities, damages, penalties, fines or costs and expenses paid or incurred by the person seeking indemnification, including any legal or other expenses reasonably incurred in connection therewith.
          10.3 Indemnification by Seller. After the Closing, Seller shall be responsible for, shall pay on a current basis, and shall indemnify, save, hold harmless, discharge and release Buyer, all of its affiliates, successors and, permitted assignees, and all of its and their respective unit holders, directors, officers, employees, agents and representatives (collectively, “Buyer Indemnified Parties”) from and against any and all Liabilities, arising from, based upon, related to or associated with (a) the fees of any brokers’ or finders’ fees or commissions arising with respect to brokers or finders retained or engaged by Seller and resulting from or relating to the transactions contemplated in this Agreement; (b) the inaccuracy of any representation or warranty of Seller set forth in this Agreement or in any other agreement, instrument, document or certificate executed or delivered in connection with this Agreement (as limited by the express terms of any representation or warranty); and (c) the breach of, or failure to perform or satisfy, any of the covenants of Seller set forth in this Agreement or in any other agreement, instrument, document or certificate executed or delivered in connection with this Agreement.
          10.4 Indemnification by Buyer. After the Closing, Buyer shall assume, be responsible for, shall pay on a current basis, and shall indemnify, save, hold harmless, discharge and release Seller, its affiliates, its and their successors and permitted assigns, and all of their respective members, directors, officers, employees, agents and representatives (collectively, “Seller Indemnified Parties”) from and against any and all Liabilities arising from, based upon, related to or associated with (a) any act, omission, event, condition or circumstance involving or relating to the Properties occurring or existing after the Effective Time; (b) all Assumed Obligations; (c) any brokers’ or finders’ fees or commissions arising with respect to brokers or finders retained or engaged by any person other than Seller and resulting from or relating to the transactions contemplated in this Agreement; (d) the inaccuracy of any representation or warranty of Buyer set forth in this Agreement or in any other agreement, instrument, document or certificate executed or delivered in connection with this Agreement (as limited by the express terms of any representation or warranty); and (e) the breach of, or failure to perform or satisfy any of the covenants of Buyer set forth in this Agreement or in any other agreement, instrument, document or certificate executed or delivered in connection with this Agreement.
          10.5 Liability Limitations.
               10.5.1 The liability of Seller (i) for the inaccuracy of any representation or warranty, (ii) for the breach of any covenant, (iii) for indemnity under the terms of this Agreement or (iv) otherwise in connection with the transactions contemplated in this Agreement, shall be limited to claims for indemnification pursuant to Section 10.3 for which a Buyer Indemnified Party delivers written notice to Seller on or before the date that ends 18 months following the Closing Date (the “Claim Period”); provided, however, that a Buyer Indemnified Party may deliver notice to Seller at any time after Closing with respect to a breach of Seller’s representations and warranties in Sections 3.1 through 3.3. Any notice under this Section 10.5.1 shall state the facts known to the Buyer Indemnified Party that give rise to such notice in sufficient detail to allow Seller to evaluate the assertion.
               10.5.2
               (a) Seller shall not be liable for any amount exceeding the Purchase Price.
               10.5.3 The amount of any Liabilities for which any of the Buyer Indemnified Parties or Seller Indemnified Parties is entitled to indemnification or other compensation under this Agreement or in connection with or with respect to the transactions contemplated in this Agreement shall be reduced by any corresponding tax benefit created or generated or (ii) insurance proceeds realized or that could reasonably be expected to be realized by such party if a claim were properly pursued under the relevant insurance arrangements.
               10.5.4 None of the Buyer Indemnified Parties nor the Seller Indemnified Parties shall be entitled to recover from Seller or Buyer, respectively, for any losses, costs, expenses, or damages arising under this Agreement or in connection with or with respect to the transactions contemplated in this Agreement, any amount in excess of the actual compensatory damages, court costs and reasonable attorney fees, suffered by such party. Buyer on behalf of each of the Buyer Indemnified Parties and Seller on behalf of each of the Seller Indemnified Parties waives any right to recover consequential, incidental, special, treble, exemplary or punitive damages or Liabilities arising in connection with or with respect to the transactions contemplated in this Agreement. For the avoidance of doubt, this Section 10.5.4 does not diminish or otherwise affect the parties’ rights and obligations to be indemnified against, and provide indemnity for, indirect, consequential, punitive or exemplary damages awarded to any third party for which indemnification is provided in this Agreement.
               10.5.5 The sole and exclusive remedy of each of the Buyer Indemnified Parties and the Seller Indemnified Parties with respect to the purchase and sale of the Properties shall be pursuant to the express indemnification provisions of this Section 10. Any and all (i) claims relating to the representations, warranties, covenants and agreements contained in this Agreement, (ii) other claims pursuant to or in connection with this Agreement or (iii) other claims relating to the Properties and the purchase and sale thereof shall be subject to the provisions set forth in this Section 10. Except for claims made pursuant to the express indemnification provisions of this Section 10, Buyer on behalf of each of the Buyer Indemnified Parties and Seller on behalf of each of the Seller Indemnified Parties shall be deemed to have waived, to the fullest extent permitted under applicable law, any right of contribution against Seller or any of its affiliates and any and all rights, claims and causes of action it may have against Seller or any of its affiliates or Buyer or any of its affiliates, respectively, arising under or based on any federal, state or local statute, law, ordinance, rule or regulation or common law or otherwise.
               10.5.6 No person entitled to indemnification hereunder or otherwise to damages in connection with or with respect to the transactions contemplated in this Agreement shall settle, compromise or take any other action with respect to any claim, demand, assertion of liability or legal proceeding that could prejudice or otherwise adversely impact the ability of the person providing such indemnification or potentially liable for such damages to defend or otherwise settle or compromise with respect to such claim, demand, assertion of liability or legal proceeding.
               10.5.7 Seller and Buyer acknowledge that the payment of money, as limited by the terms of this Agreement, shall be adequate compensation for breach of any representation, warranty, covenant or agreement contained herein or for any other claim arising in connection with or with respect to the transactions contemplated in this Agreement. As the payment of money shall be adequate compensation, Buyer and Seller waive any right to rescind this Agreement or any of the transactions contemplated hereby.
               10.5.8 Each person entitled to indemnification hereunder or otherwise to damages in connection with the transactions contemplated in this Agreement shall take all reasonable steps to mitigate all losses, costs, expenses and damages after becoming aware of any event or circumstance that could reasonably be expected to give rise to any losses, costs, expenses and damages that are indemnifiable or recoverable hereunder or in connection herewith.
     11. Further Assurances.
          11.1 General. After the Closing, Seller and Buyer shall execute, acknowledge and deliver or cause to be executed, acknowledged and delivered such instruments and take such other action as may be necessary or advisable to carry out their obligations under this Agreement and under any exhibit, document, certificate or other instrument delivered pursuant hereto.
          11.2 Filings, Notices and Certain Governmental Approvals. Promptly after Closing Buyer shall (i) record the assignments of the Properties executed at the Closing in all applicable real property records and (ii) pursue all other consents and approvals that may be required in connection with the assignment of the Properties to Buyer, and the assumption of the liabilities assumed by Buyer hereunder, and that shall not have been obtained prior to Closing.

          11.3 Logos and Names. As soon as practicable after the Closing, Buyer will remove or cause to be removed the “PetroEdge” name and marks and all variations and derivatives thereof and logos relating thereto from the Properties.
          11.4 Financial Information.
               11.4.1 Following Closing, Seller shall give Buyer and its representatives reasonable access during normal business hours to the Properties, Records, and other financial data necessary for the preparation of the Financial Statements. If requested, Seller shall promptly execute and deliver to the external audit firm that audits the Financial Statements (the “Audit Firm”) such representation letters, in form and substance customary for representation letters provided to external audit firms by management of the company whose financial statements are the subject of an audit or are the subject of a review pursuant to Statement of Accounting Standards 100 (Interim Financial Information), as may be reasonably requested by the Audit Firm, with respect to the Financial Statements, including, as requested, representations regarding internal accounting controls and disclosure controls. As used in this Section 11.4, the term “Records” means all ledgers, books, records, data, files, and accounting and financial records, in each case to the extent related primarily to the Properties, or used or held for use primarily in connection with the maintenance or operation thereof.
     12. Notices. All notices required or permitted under this Agreement shall be in writing and, (a) if by air courier, shall be deemed to have been given and received one (1) Business Day after the date deposited with a recognized carrier of overnight mail, with all freight or other charges prepaid, (b) if by facsimile, shall be deemed to have been given when actually received, and (c) if mailed, shall be deemed to have been given and received three (3) Business Days after the date when sent by registered or certified mail, postage prepaid, addressed as follows:

If to Buyer:	Quest Cherokee LLC 210 Park Avenue, Suite 2750 Oklahoma City, Oklahoma 73102 Attention: David Lawler

If to Seller	Quest Eastern Resource LLC 210 Park Avenue, Suite 2750 Oklahoma City, Oklahoma 73102 Attention: Jerry Cash
     13. Assignment. Neither Seller nor Buyer may assign their respective rights or delegate their respective duties or obligations arising under this Agreement, in whole or in part, by operation of law or otherwise, without the prior written consent of the other party.
     14. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware without giving effect to any principles of conflicts of laws. The validity of the various conveyances affecting the title to real property shall be governed by and construed in accordance with the laws of the jurisdiction in which such property is situated. The representations and warranties contained in such conveyances and the remedies available prior to Closing as a result of any breach of such representations and warranties shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws.
     15. Expenses and Fees. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay the fees and expense of its counsel, accountants and other expert’s incident to the negotiation and preparation of this Agreement and consummation of the transactions contemplated hereby. Buyer shall be solely responsible for the cost of all fees for the recording of transfer documents or any sales, transfer, stamp or other excise taxes resulting from the transfer of the Properties to Buyer. All other costs shall be borne by the party incurring such costs.
     16. Integration. This Agreement, the Exhibits and Annexes hereto and the other Transaction Documents set forth the entire agreement and understanding of the parties in respect of the transactions contemplated hereby and supersede all prior agreements, prior arrangements and prior understandings relating to the subject matter hereof. The parties hereto are entering into the Operating Agreement at the Closing, pursuant to which the Seller shall continue to operate the Wellbores, on the terms and subject to the conditions more fully described therein
     17. Waiver or Modification. This Agreement may be amended, modified, superseded or cancelled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by a duly authorized officer of both Buyer and Seller, or, in the case of a waiver or consent, by or on behalf of the party or parties waiving compliance or giving such consent. The failure of any party at any time or times to require performance of any provision of this Agreement shall not affect its right at a later time to enforce such provision. No waiver by any party of any condition, or of any breach of any covenant, agreement, representation or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of any breach of any other covenant, agreement, representation or warranty.
     18. Headings. The Section headings contained in this Agreement are for convenient reference only and shall not in any way affect the meaning or interpretation of this Agreement.
     19. Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future applicable laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof; and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement.
     20. Multiple Counterparts. This Agreement may be executed in a number of identical counterparts, each of which for all purposes is to be deemed an original, any one of which may contain the execution of either Buyer or Seller, and all of such counterparts taken together shall constitute one completely executed original agreement. Delivery of an executed counterpart signature page by facsimile is as effective as executing and delivering this Agreement in the presence of the other parties to this Agreement. This Agreement is effective upon delivery of one executed counterpart from each party to the other parties.
     21. Third Parties. Nothing in this Agreement shall entitle any person other than the parties hereto and their respective successors and permitted assigns to any claim, cause of action, benefit, remedy or right of any kind, except for the rights of Buyer Indemnified Parties and Seller Indemnified Parties.
     22. Waiver of Jury Trial. EACH PARTY HERETO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY PROCEEDING BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OF THE PARTIES. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.
     23. Additional Defined Terms. Capitalized terms not defined in this Agreement shall have the meaning given to them in the Membership Purchase Agreement. When used in this Agreement, the following terms shall have the respective meanings assigned to them in this Section 23:
“Business Day” or “business day” shall mean a day other than Saturday or Sunday or any legal holiday for commercial banking institutions under the laws of the State of Oklahoma.

“Organizational Documents” shall mean with respect to any particular entity: (a) if a corporation, its articles or certificate of incorporation and its bylaws; (b) if a limited partnership, its limited partnership agreement and its articles or certificate of limited partnership; (c) if a limited liability company, its articles of organization or certificate of formation and its limited liability company agreement or operating agreement; (d) all related equity holders’ agreements, voting agreements, voting trust agreements, joint venture agreements or registration rights agreements; and (e) any amendment or supplement to any of the foregoing.
“Transaction Documents” shall mean this Agreement, the Assignment, and any other agreement between Seller and Buyer that expressly states that it constitutes a Transaction Document for purposes of this Agreement, and all other agreements, documents, and instruments entered into at Closing in connection with the transactions contemplated hereby and all certificates delivered by the parties hereto at the Closing.
[SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties, by their duly authorized officers, have executed this Agreement as of the date set forth above.

QUEST RESOURCE CORPORATION
By:	/s/ Jerry D. Cash
	Name (print):	Jerry D. Cash
	Title:	Chief Executive Officer

QUEST EASTERN RESOURCE LLC
By:	/s/ Jerry D. Cash
	Name (print):	Jerry D. Cash
	Title:	Chief Executive Officer

QUEST CHEROKEE LLC
By:	/s/ Jerry D. Cash
	Name (print):	Jerry D. Cash
	Title:	Chief Executive Officer

EXHIBIT 1.1
New York Wells

Lease Recording
Name of Well	API #	Lease Number	Lease Name	Well Location	County	Tax Map ID#s	State	Information
CARPENTER #1	31-101-26014	NY-TROUP-045-000	CARPENTER, DAVID AND DOROTHY	Lat 42.01979, Long -77.46962	Steuben	398.00-01-15.112	NY	1794/296 as assigned 1815/350
COOK P-1	31-101-26009	NY-TROUP-042-000	COOK, MARION ET UX	Lat 42.01153, Long -77.49895	Steuben	415.00-01-10.000 (2001)	NY	1719/142 as assigned 1745/154
ZINCK #1	31-101-26015	NY-TROUP-010-000	ZINCK, WALLACE AND KAREN	Lat 42.02218, Long -77.43757	Steuben	399.00-1-37 (2002)	NY	1792/66 as assigned 1803/315

EXHIBIT 1.1
West Virginia Wells

Lease Recording
Name of Well	API #	Lease Number	Lease Name	Well Location	County	State	Information
HAUGHT — STOUT	47-007-00334	WV-WHITT-292-000	LUCAS R V ET UX	521937.2E, 4281233.3N	Braxton	WV	228/640
HAUGHT-PRUNTY	47-007-00330	WV-WHITT-293-000	CHILDERS JAMES D ET AL	526544.0E, 4283012.6N	Braxton	WV	180/425
HAUGHT-SINGLETON	47-007-00339	WV-WHITT-296-001	AUVIL KERMIT L ET UX	524194.3E, 4300060.7N	Braxton	WV	336/115
BERTHA GUE ET AL K-107	47-011-00835	WV-BRAXT-030-000	GUE BERTHA ET AL	390181.0E, 4238645.0N	Cabell	WV	275/195, 200, 204
CARVEL CHILDERS K-2	47-011-00559	WV-BRAXT-023-000	CHILDERS CARVEL ET UX	390246.5E, 4239267.9N	Cabell	WV	221/704
CARVEL CHILDERS K-89	47-011-00801	WV-BRAXT-023-000	CHILDERS CARVEL ET UX	389658.3E, 4239226.7N	Cabell	WV	221/704
CLELAN BIAS K-21	47-011-00567	WV-BRAXT-006-000	BIAS CLELAN ET UX	391286.3E, 4239880.8N	Cabell	WV	222/287
ELMER RIDDLE K-64	47-011-00680	WV-BRAXT-018-000	RIDDLE ELMER ET UX	391173.7E, 4250316.4N	Cabell	WV	242/659
ELMER RIDDLE K-67	47-011-00684	WV-BRAXT-018-000	RIDDLE ELMER ET UX	395381.8E, 4252589.2N	Cabell	WV	242/659
ELMER RIDDLE K-71	47-011-00698	WV-BRAXT-018-000	RIDDLE ELMER ET UX	390533.1E, 4239083.5N	Cabell	WV	242/659
ELMER RIDDLE K-92	47-011-00814	WV-BRAXT-018-000	RIDDLE ELMER ET UX	390533.1E, 4239446.2N	Cabell	WV	242/659
ELMER RIDDLE K-93	47-085-00815	WV-BRAXT-018-000	RIDDLE ELMER ET UX	500141.1E, 4321643.6N	Cabell	WV	242/659
GERTRUDE CHILDERS K-78	47-011-00713	WV-BRAXT-022-000	CHILDERS GERTRUDE ET AL	388565.6E, 4237599.5N	Cabell	WV	249/676
GERTRUDE CHILDERS K-79	47-011-00714	WV-BRAXT-022-000	CHILDERS GERTRUDE ET AL	388361.3E, 4237130.1N	Cabell	WV	249/676
GERTRUDE CHILDERS K-80	47-011-00723	WV-BRAXT-022-000	CHILDERS GERTRUDE ET AL	388041.3E, 4237492.9N	Cabell	WV	249/676
GRANDELL CHILDERS K-87	47-011-00792	WV-BRAXT-025-000	CHILDERS GRANDELL B ET UX	389038.0E, 4237645.3N	Cabell	WV	255/512
HURSTON VANNATTER K-73	47-011-00710	WV-BRAXT-021-000	VANNATTER HURSTON E UX	391615.3E, 4237962.7N	Cabell	WV	238/545
HURSTON VANNATTER K-95	47-011-00816	WV-BRAXT-021-000	VANNATTER HURSTON E UX	391981.0E, 4238374.1N	Cabell	WV	238/545
JAMES & FERN CHILDERS K-5	47-011-00561	WV-BRAXT-002-000	SINGLETON ALICE ET AL	390060.6E, 4240531.3N	Cabell	WV	338/641
JAMES CHILDERS K-90	47-011-00804	WV-BRAXT-002-000	SINGLETON ALICE ET AL	389801.5E, 4240561.8N	Cabell	WV	338/641
LONNIE KEENAN K-45	47-011-00571	WV-BRAXT-011-000	KEENAN LONNIE ET AL	392306.6E, 4249898.3N	Cabell	WV	230/647
OVVIE ADKINS K-81	47-011-00788	WV-BRAXT-019-000	ADKINS OVVIE JAMES ET UX	387788.3E, 4237797.7N	Cabell	WV	250/205

Lease Recording
Name of Well	API #	Lease Number	Lease Name	Well Location	County	State	Information
OVVIE ADKINS K-82	47-011-00777	WV-BRAXT-019-000	ADKINS OVVIE JAMES ET UX	388276.0E, 4238011.0N	Cabell	WV	250/205
R C CREMEANS K-9	47-011-00565	WV-BRAXT-007-000	CREMEANS R C ET AL	392122.8E, 4239219.5N	Cabell	WV	225/273
R.V. LUCAS K-35	47-011-00570	WV-BRAXT-001-000	BROSIUS W T HEIRS	391579.6E, 4237027.8N	Cabell	WV	336/168
R.V. LUCAS K-70	47-011-00705	WV-BRAXT-001-000	BROSIUS W T HEIRS	392544.9E, 4237627.4N	Cabell	WV	336/168
R.V. LUCAS K-88	47-011-00796	WV-BRAXT-001-000	BROSIUS W T HEIRS	392612.0E, 4237993.1N	Cabell	WV	336/168
R.V.LUCAS K-84	47-011-00733	WV-BRAXT-001-000	BROSIUS W T HEIRS	392057.2E, 4237993.1N	Cabell	WV	336/168
R.V.LUCAS K-91	47-011-00806	WV-BRAXT-001-000	BROSIUS W T HEIRS	392395.6E, 4237819.4N	Cabell	WV	336/168
RAY PRATT K-83	47-011-00724	WV-BRAXT-024-000	PRATT RAY L ET UX	390868.0E, 4242311.7N	Cabell	WV	258/283
ROMA ROSS K-10	47-011-00563	WV-BRAXT-008-000	ROSS ROMA ET UX	392074.8E, 4239430.3N	Cabell	WV	221/688
WILTON CHILDERS K-77	47-011-00712	WV-BRAXT-026-000	CHILDERS WILTON ET UX	389786.3E, 4239967.4N	Cabell	WV	221/728
WILTON CHILDERS S-3	47-011-00556	WV-BRAXT-026-000	CHILDERS WILTON ET UX	390391.6E, 4240169.2N	Cabell	WV	221/728
COLLINS 348	47-013-01435	WV-BRAXT-555-002	C.A. COLLINS	488946.7E, 4318817.0N	Calhoun	WV	116/71
DYE 383	47-013-02141	WV-BRAXT-555-003	WILLIAM DYE HEIRS/GAINER HEIRS	489008.8E, 4319663.6N	Calhoun	WV	224/67
DYE 384	47-013-02175	WV-BRAXT-555-003	WILLIAM DYE HEIRS/GAINER HEIRS	488622.6E, 4320854.4N	Calhoun	WV	224/67
IDA MCCOY #1	47-013-01748	WV-WHITT-012-000	MCCOY IDA	485404.3E, 4303544.5N	Calhoun	WV	40/47
IDA MCCOY #2	47-013-01800	WV-WHITT-012-000	MCCOY IDA	485725.0E, 4302842.6N	Calhoun	WV	40/47
MCDONALD	47-013-00401	WV-BRAXT-555-004	ETHEL GUM	483827.3E, 4300712.0N	Calhoun	WV	116/71
PELL #1	47-013-01713	WV-WHITT-289-001	MACKAY RUTH PELL ET UX	485002.0E, 4302949.0N	Calhoun	WV	39/209
WOLVERTON 381	47-013-02240	WV-BRAXT-555-005	LAURA V WOLVERTON ET AL	488905.5E, 4320672.1N	Calhoun	WV	224/67
WOLVERTON 382	47-013-02291	WV-BRAXT-555-005	LAURA V WOLVERTON ET AL	488976.8E, 4320854.4N	Calhoun	WV	224/67
ALKIRE	47-017-02609	WV-WHITT-283-000	ALKIRE WILMA	525641.5E, 4333585.2N	Doddridge	WV	113/690
KRENN	47-017-02607	WV-WHITT-041-000	KRENN CLAY ET UX	525836.6E, 4334143.0N	Doddridge	WV	102/483
MARKEY	47-017-02819	WV-WHITT-555-006	J.N. MARKEY	517140.8E, 4349350.8N	Doddridge	WV	121/682
W & L HAUGHT 745	47-017-02437	WV-WHITT-036-000	HAUGHT WARREN R ET UX	515946.0E, 4352581.7N	Doddridge	WV	179/437
W & L HAUGHT 746	47-017-02438	WV-WHITT-036-000	HAUGHT WARREN R ET UX	516128.9E, 4351639.9N	Doddridge	WV	179/437
BENNETT 371	47-021-00905	WV-WHITT-290-000	DESPARD ELLA R ET AL	500000.0E, 4298281.6N	Gilmer	WV	64/314
BENNETT 372	47-021-00950	WV-WHITT-290-000	DESPARD ELLA R ET AL	500005.7E, 4294110.8N	Gilmer	WV	64/314
NORRIS-LEWIS #1	47-021-02501	WV-WHITT-073-000	BRITTON VADA ET AL	501521.8E, 4310928.9N	Gilmer	WV	123/92

Lease Recording
Name of Well	API #	Lease Number	Lease Name	Well Location	County	State	Information
WHITEHURST 1	47-021-03710	WV-WHITT-073-000	BRITTON VADA ET AL	502645.2E, 4319505.7N	Gilmer	WV	123/92
WHITEHURST 2	47-021-00832	WV-WHITT-073-000	BRITTON VADA ET AL	502169.0E, 4319471.0N	Gilmer	WV	123/92
JOHN CECIL K-55	47-039-03364	WV-BRAXT-013-000	CECIL JOHN ET UX	423773.9E, 4243258.2N	Kanawha	WV	202/736
JOHN CECIL K-56	47-039-03364	WV-BRAXT-013-000	CECIL JOHN ET UX	421358.1E, 4243878.8N	Kanawha	WV	202/736
OLIVER T. DEXTER K-57	47-039-03515	WV-BRAXT-016-000	DEXTER OLIVER T ET UX	426817.4E, 4242435.6N	Kanawha	WV	203/602
OLIVER T. DEXTER K-97	47-039-04474	WV-BRAXT-016-000	DEXTER OLIVER T ET UX	423919.2E, 4241096.8N	Kanawha	WV	203/602
CRAWFORD PL 1	47-041-05231	WV-MUTSC-003-000	CRAWFORD, HOWARD ET UX	549426.8E, 4293556.6N	Lewis	WV	610/272
ANNA VANCE K-100	47-043-02719	WV-BRAXT-004-000	VANCE ANNA	394664.9E, 4237586.8N	Lincoln	WV	36/289
ANNA VANCE K-11	47-043-01635	WV-BRAXT-004-000	VANCE ANNA	395341.9E, 4237418.7N	Lincoln	WV	36/289
ANNA VANCE K-12	47-043-01638	WV-BRAXT-004-000	VANCE ANNA	394344.0E, 4237821.0N	Lincoln	WV	36/289
ANNA VANCE K-8	47-043-01639	WV-BRAXT-004-000	VANCE ANNA	394335.7E, 4237397.8N	Lincoln	WV	36/289
AVONELLE CUMMINGS K-101	47-043-02727	WV-BRAXT-028-000	CUMMINGS JAMES F E T UX	399812.1E, 4225393.3N	Lincoln	WV	45/321
BILLY D. ALFORD, ET AL K-66	47-043-02520	WV-BRAXT-555-007	BILLY D. ALFORD, ET AL	419698.7E, 4240236.0N	Lincoln	WV	39/643
CHARLES A. SMITH K-59	47-043-02358	WV-BRAXT-017-000	SMITH CHARLES A	417953.7E, 4237785.3N	Lincoln	WV	39/390
DG BEHELER #2	47-043-02712	WV-NORTH-069-000	BEHELER D G ET UX	417734.0E, 4235654.5N	Lincoln	WV	51/607
DG BEHELER #3	47-085-02583	WV-NORTH-069-000	BEHELER D G ET UX	498324.7E, 4328425.3N	Lincoln	WV	51/607
EDGAR MCCOMAS K-52	47-043-01845	WV-BRAXT-012-000	MCCOMAS EDGAR ET UX	398105.2E, 4225195.2N	Lincoln	WV	38/367
ELMER SMITH K-16	47-043-01685	WV-BRAXT-009-000	SMITH ELMER L ET UX	394190.8E, 4237520.7N	Lincoln	WV	36/398
ERMEL PRIDEMORE K-72	47-043-02561	WV-BRAXT-555-008	EMMA SLOANE PRIDEMORE	396804.6E, 4234785.7N	Lincoln	WV	41/391
GILMER & MARY MOSTELLER K-103	47-043-02731	WV-BRAXT-027-000	MOSTELLER GILMER E ET UX	417068.2E, 4237944.5N	Lincoln	WV	44/713
GILMER & MARY MOSTELLER K-104	47-043-02740	WV-BRAXT-027-000	MOSTELLER GILMER E ET UX	417443.2E, 4237853.1N	Lincoln	WV	44/713
GILMER & MARY MOSTELLER K-105	47-043-02755	WV-BRAXT-027-000	MOSTELLER GILMER E ET UX	417321.2E, 4237304.4N	Lincoln	WV	44/713
JAMES BERRY K-53	47-043-02299	WV-BRAXT-032-000	BERRY JAMES M AND JEANNE C	417333.9E, 4237978.9N	Lincoln	WV	38/604
JOHN MCDOWELL	47-043-03256	WV-NORTH-064-000	MCDOWELL JOHN C	416574.5E, 4238529.7N	Lincoln	WV	51/97
JOHN ROSS K-23	47-043-01694	WV-BRAXT-005-000	ROSS JOHN ET UX	394344.0E, 4238673.8N	Lincoln	WV	37/401
KEENAN W. MCCALLISTER K-61	47-043-02458	WV-BRAXT-555-009	KEENAN W. MCCALLISTER	418997.8E, 4239373.2N	Lincoln	WV	39/432

Lease Recording
Name of Well	API #	Lease Number	Lease Name	Well Location	County	State	Information
KEENAN W. MCCALLISTER K-62	47-043-02493	WV-BRAXT-555-009	KEENAN W. MCCALLISTER	420079.2E, 4240170.3N	Lincoln	WV	39/432
LACKEY #1	47-043-03301	WV-NORTH-062-000	LACKEY JR RICHARD THOMAS ET UX	416146.3E, 4237417.5N	Lincoln	WV	51/405
TF NELSON #1	47-043-02603	WV-NORTH-063-000	NELSON T F ET UX ET AL	420467.1E, 4238028.9N	Lincoln	WV	8/483
TF NELSON #2	47-043-02604	WV-NORTH-063-000	NELSON T F ET UX ET AL	419441.2E, 4238628.1N	Lincoln	WV	8/483
TROY ADKINS K-54	47-043-02118	WV-BRAXT-014-000	ADKINS TROY ET UX	399598.7E, 4226018.1N	Lincoln	WV	38/430
TROY ADKINS K-94	47-043-02707	WV-BRAXT-014-000	ADKINS TROY ET UX	399720.6E, 4226070.0N	Lincoln	WV	38/430
TROY ADKINS K-96	47-043-02708	WV-BRAXT-014-000	ADKINS TROY ET UX	399735.9E, 4225774.3N	Lincoln	WV	38/430
TROY ADKINS K-98	47-043-02714	WV-BRAXT-014-000	ADKINS TROY ET UX	400330.3E, 4225515.2N	Lincoln	WV	38/430
TUDOR #3	47-043-03297	WV-NORTH-065-000	TUDOR RALPH EDWARD ET UX	415125.2E, 4236396.4N	Lincoln	WV	51/462
WILLARD & LISA K. MILLER K-106	47-043-02748	WV-BRAXT-029-000	COLUMBIA GAS TRANSMISSION CORP	401589.9E, 4239248.1N	Lincoln	WV	45/665
AMBERZINE JANES	47-073-00393	WV-WHITT-136-000	JANES AMBERZINE ET AL	479776.1E, 4347626.0N	Pleasants	WV	88/219
A B SIMMONS 789	47-085-04400	WV-WHITT-026-000	SIMMONS MARGARET	488514.7E, 4331325.9N	Ritchie	WV	130/245
A. A. AYERS #1	47-085-01710	WV-WHITT-111-000	AYERS CHARITY A ET AL	492694.1E, 4324636.4N	Ritchie	WV	44/282
A. B. SIMMONS	47-085-04739	WV-WHITT-026-000	SIMMONS MARGARET	488484.3E, 4331036.4N	Ritchie	WV	130/245
A. B. SIMMONS #1	47-085-01981	WV-WHITT-026-000	SIMMONS MARGARET	487375.9E, 4330327.6N	Ritchie	WV	130/245
A. B. SIMMONS #2	47-085-02158	WV-WHITT-026-000	SIMMONS MARGARET	488240.4E, 4331286.3N	Ritchie	WV	130/245
A. W. SMITH #1	47-085-01058	WV-WHITT-080-000	SMITH A W ET UX	488309.2E, 4326432.9N	Ritchie	WV	32/548
A. W. SMITH #2	47-085-02309	WV-WHITT-080-000	SMITH A W ET UX	488100.1E, 4326819.1N	Ritchie	WV	32/548
A. W. SMITH #7	47-085-03307	WV-WHITT-080-000	SMITH A W ET UX	488309.2E, 4326384.7N	Ritchie	WV	32/548
A. W. SMITH #8	47-085-03315	WV-WHITT-080-000	SMITH A W ET UX	488486.3E, 4326802.9N	Ritchie	WV	32/548
A.W. SMITH # P-1	47-085-09191	WV-WHITT-555-010	SMITH A W ET UX	488365.1E, 4326568.0N	Ritchie	WV	32/548
A.W. SMITH # P-2	47-085-09258	WV-WHITT-080-000	SMITH A W ET UX	488810.1E, 4326674.6N	Ritchie	WV	32/548
ABNER HATFIELD #1	47-085-02422	WV-WHITT-066-000	HATFIELD MAY ET AL	497198.2E, 4325245.0N	Ritchie	WV	92/203
ABNER HATFIELD #2	47-085-02246	WV-WHITT-066-000	HATFIELD MAY ET AL	497069.6E, 4325647.3N	Ritchie	WV	92/203
ALLEN AYERS #1	47-085-01549	WV-WHITT-111-000	AYERS CHARITY A ET AL	491583.7E, 4322995.0N	Ritchie	WV	44/282
ALLEN AYERS #2	47-085-01594	WV-WHITT-111-000	AYERS CHARITY A ET AL	499547.9E, 4322235.4N	Ritchie	WV	44/282
ALLEN AYERS #3	47-085-03261	WV-WHITT-111-000	AYERS CHARITY A ET AL	491937.9E, 4322850.2N	Ritchie	WV	44/282
ALLEN OIL & GAS	47-085-03751	WV-WHITT-555-011	ASHFORD AYERS	491744.7E, 4323139.8N	Ritchie	WV	83/309
APPALACHIN ROYALTIES #P-2	47-085-09237	WV-WHITT-078-000	APPALACHIAN ROYALTIES, INC	490746.5E, 4323464.1N	Ritchie	WV	125/526

Lease Recording
Name of Well	API #	Lease Number	Lease Name	Well Location	County	State	Information
APPL. ROYALTIES	47-085-03818	WV-WHITT-051-000	APPALACHIAN ROYALTIES, INC	495442.4E, 4319267.8N	Ritchie	WV	125/526
B DAVIS #1	47-085-02722	WV-WHITT-039-000	DAVIS BRADLEY F ET AL	500284.8E, 4328829.4N	Ritchie	WV	215/258
B DAVIS 800	47-085-04354	WV-WHITT-039-000	DAVIS BRADLEY F ET AL	500705.5E, 4329109.8N	Ritchie	WV	215/258
B DAVIS 801	47-085-04355	WV-WHITT-039-000	DAVIS BRADLEY F ET AL	572664.7E, 4329133.7N	Ritchie	WV	215/258
B. P. AYERS #1	47-085-01546	WV-WHITT-089-000	AYERS ALLEN A ET UX	492252.2E, 4324000.6N	Ritchie	WV	83/309
B. P. AYERS #2	47-085-01628	WV-WHITT-111-000	AYERS CHARITY A ET AL	492340.6E, 4323772.0N	Ritchie	WV	44/282
B. P. AYERS #P-1	47-085-09431	WV-WHITT-111-000	AYERS CHARITY A ET AL	492183.3E, 4407005.8N	Ritchie	WV	44/282
BEARD	47-085-06869	WV-WHITT-047-000	BEARD MARGARET C	485176.4E, 4326869.3N	Ritchie	WV	178/501
BILLS-GRIMM 985	47-085-04804	WV-WHITT-065-001	BILLS ROBERT L ET AL	489880.2E, 4331382.8N	Ritchie	WV	125/557
BILLS-GRIMM 986	47-085-04805	WV-WHITT-065-001	BILLS ROBERT L ET AL	490026.5E, 4330776.3N	Ritchie	WV	125/557
BONNER #1	47-085-02759	WV-WHITT-005-000	MCCOY EVELYN ET VIR ET AL	495170.4E, 4319290.4N	Ritchie	WV	97/319
BRADEN #P-1 WELL	47-085-09230	WV-WHITT-076-000	BRADEN NELLIE G	490086.2E, 4327713.0N	Ritchie	WV	121/494
BRADEN #P-2A WELL	47-085-09266	WV-WHITT-076-000	BRADEN NELLIE G	495454.6E, 4319688.4N	Ritchie	WV	121/494
BRADEN #P-3	47-085-09336	WV-WHITT-076-000	BRADEN NELLIE G	576149.2E, 4328279.3N	Ritchie	WV	121/494
BUCK	47-085-05779	WV-WHITT-122-000	BUCK E ET UX	487140.1E, 4333493.1N	Ritchie	WV	8/327
BUNNER-GARRISON	47-085-05136	WV-WHITT-064-000	GARRISON MILDRED E	489629.6E, 4343693.8N	Ritchie	WV	33/777
BYRD, WESLEY	47-085-03792	WV-WHITT-073-000	BRITTON VADA ET AL	501772.3E, 4327634.6N	Ritchie	WV	123/92
C. ELLIOTT	47-085-07724	WV-WHITT-063-000	ELLIOTT CHARLES A ET UX	487864.3E, 4335643.4N	Ritchie	WV	198/245
C. F. WILSON #1	47-085-02429	WV-WHITT-001-000	WILSON C F ET UX ET AL	496892.5E, 4323265.3N	Ritchie	WV	93/243
C. F. WILSON #2	47-085-02482	WV-WHITT-001-000	WILSON C F ET UX ET AL	496812.0E, 4323394.2N	Ritchie	WV	93/243
C. F. WILSON #3	47-085-04157	WV-WHITT-001-000	WILSON C F ET UX ET AL	496558.1E, 4323305.5N	Ritchie	WV	93/243
C. F. WILSON #P-1	47-085-09290	WV-WHITT-001-000	WILSON C F ET UX ET AL	496975.7E, 4323305.5N	Ritchie	WV	93/243
C.G.WASS	47-085-03773	WV-WHITT-258-000	WASS HARRISON ET AL	498115.6E, 4330404.9N	Ritchie	WV	37/452
CAMPBELL P-1	47-085-09602	WV-PERRI-005-000	CAMPBELL CHARLES ET UX ET AL	492078.8E, 4319751.8N	Ritchie	WV	59/41
CARL BARKER # 1	47-085-01687	WV-WHITT-028-000	GAULT PATRICIA L ET VIR	493057.9E, 4324647.4N	Ritchie	WV	232/887
CRANE	47-085-06828	WV-WHITT-050-000	CRANE MADGE L	498140.0E, 4337039.8N	Ritchie	WV	129/466
D LAW 795	47-085-04349	WV-WHITT-555-013	DEWILSON LAW, ET AL	507973.2E, 4324751.9N	Ritchie	WV	127/85
D LAW 796	47-085-04350	WV-WHITT-555-013	DEWILSON LAW, ET AL	508433.5E, 4324712.3N	Ritchie	WV	127/85

Lease Recording
Name of Well	API #	Lease Number	Lease Name	Well Location	County	State	Information
D. L. GOFF 529	47-085-03736	WV-WHITT-027-000	GOFF DENVER L ET UX	496667.2E, 4328715.1N	Ritchie	WV	121/181
D. L. GOFF 530	47-085-03737	WV-WHITT-027-000	GOFF DENVER L ET UX	496651.1E, 4329037.0N	Ritchie	WV	121/181
D.D. CUNNINGHAM#1	47-085-00676	WV-WHITT-115-000	CUNNINGHAM DARREL V ET UX	492938.1E, 4326909.0N	Ritchie	WV	118/667
D.D. CUNNINGHAM#2	47-085-00683	WV-WHITT-115-000	CUNNINGHAM DARREL V ET UX	492611.6E, 4327250.6N	Ritchie	WV	118/667
DALE WOLFE	47-085-06180	WV-WHITT-260-000	SIGLER ROBERT M ET UX ET AL	492730.1E, 4331017.1N	Ritchie	WV	126/133
DAVIDSON # 1	47-085-05548	WV-WHITT-261-000	DAVIDSON JAMES H	490080.7E, 4344349.1N	Ritchie	WV	3/21
DAVIS #P-1	47-085-09393	WV-WHITT-040-000	DAVIS BRADLEY F ET AL	500678.0E, 4328802.0N	Ritchie	WV	215/261
DAVIS 1396	47-085-06336	WV-WHITT-056-001	DAVIS SUE W ET AL	490080.7E, 4344349.1N	Ritchie	WV	136/361
DAVIS 1398	47-085-06338	WV-WHITT-056-001	DAVIS SUE W ET AL	490252.6E, 4344681.5N	Ritchie	WV	136/361
DAVIS GAS CO.	47-085-02724	WV-WHITT-056-001	DAVIS SUE W ET AL	488316.9E, 4323622.6N	Ritchie	WV	136/361
DEEM 507	47-085-00034	WV-WHITT-110-000	DEEM J F ET UX	488760.0E, 4326030.6N	Ritchie	WV	42/3
DEEM 508	47-085-00035	WV-WHITT-110-000	DEEM J F ET UX	488470.2E, 4326111.0N	Ritchie	WV	42/3
DENVER GOFF	47-085-01969	WV-WHITT-027-000	GOFF DENVER L ET UX	496555.1E, 4329599.6N	Ritchie	WV	121/181
DENVER GOFF #2	47-085-02578	WV-WHITT-027-000	GOFF DENVER L ET UX	495395.6E, 4328361.0N	Ritchie	WV	121/181
DUERR P-1	47-085-09382	WV-WHITT-038-000	DUERR THOMAS C ET AL	505236.8E, 4327216.5N	Ritchie	WV	234/595
E SHEETS #P-1 WELL	47-085-09305	WV-RITCH-052-000	SHEARER MICHAEL P ET UX	497323.1E, 4348573.7N	Ritchie	WV	116/606
EDDY	47-085-07546	WV-WHITT-073-000	BRITTON VADA ET AL	487264.8E, 4326692.9N	Ritchie	WV	123/92
EDDY #P-1	47-085-09263	WV-WHITT-233-000	EDDY ROBERT E ESTATE	487785.7E, 4325781.6N	Ritchie	WV	130/614
EDDY #P-2	47-085-09346	WV-WHITT-234-000	EDDY ROBERT E ESTATE	487374.2E, 4325644.4N	Ritchie	WV	130/611
EDDY 1434	47-085-06798	WV-WHITT-073-000	BRITTON VADA ET AL	487502.5E, 4327013.0N	Ritchie	WV	123/92
EDDY 7	47-085-03074	WV-WHITT-073-000	BRITTON VADA ET AL	488627.0E, 4325607.9N	Ritchie	WV	123/92
EDGELL	47-085-03752	WV-WHITT-068-000	EDGELL M A	490972.3E, 4323348.9N	Ritchie	WV	83/313
EDGELL P-2A WELL	47-085-09273	WV-WHITT-068-000	EDGELL M A	491048.2E, 4322912.4N	Ritchie	WV	83/313
EDGELL P-3 WELL	47-085-09269	WV-WHITT-068-000	EDGELL M A	495454.6E, 4319688.4N	Ritchie	WV	83/313
ELLIOTT 1296	47-085-05409	WV-WHITT-035-000	ELLIOTT JAMES W ET UX	491698.6E, 4326838.2N	Ritchie	WV	126/379
ELLIOTT 1485	47-085-07467	WV-WHITT-035-000	ELLIOTT JAMES W ET UX	491553.9E, 4327178.1N	Ritchie	WV	126/379
ELLIOTT 1488	47-085-07502	WV-WHITT-035-000	ELLIOTT JAMES W ET UX	492137.5E, 4326999.8N	Ritchie	WV	126/379
ELLIOTT 641	47-085-04059	WV-WHITT-035-000	ELLIOTT JAMES W ET UX	490128.9E, 4327182.7N	Ritchie	WV	126/379
EVANS #1	47-085-03211	WV-WHITT-010-000	EVANS PANSY S LENNORA ET VIR	492171.7E, 4326304.3N	Ritchie	WV	108/232

Lease Recording
Name of Well	API #	Lease Number	Lease Name	Well Location	County	State	Information
EVANS #2	47-085-03313	WV-WHITT-010-000	EVANS PANSY S LENNORA ET VIR	492026.9E, 4326432.9N	Ritchie	WV	108/232
EVANS P-1	47-085-09352	WV-WHITT-246-000	EVANS PANSY LEMON ET VIR	492076.6E, 4326137.2N	Ritchie	WV	108/232
EVANS-MOATS	47-085-04274	WV-WHITT-037-000	MOATS HARRY E ET UX	493637.9E, 4320612.0N	Ritchie	WV	125/478
FARRELL 311	47-085-03879	WV-WHITT-555-014	P.M. FARRELL	495122.3E, 4318451.0N	Ritchie	WV	225/435
FAY AYERS #PH-1	47-085-09480	WV-HILDR-058-000	AYERS FAY	493064.0E, 4323637.0N	Ritchie	WV	93/81
FAY AYERS #PH-2	47-085-09481	WV-HILDR-058-000	AYERS FAY	493022.8E, 4324068.3N	Ritchie	WV	93/81
FLESHER #P-1	47-085-09335	WV-WHITT-146-001	JONES ROBERT R	492268.6E, 4328648.8N	Ritchie	WV	124/250
FLUHARTY #PH-1	47-085-09413	WV-HILDR-053-000	FLUHARTY S S ET AL	491496.3E, 4322226.6N	Ritchie	WV	59/43
FOSTER	47-085-05526	WV-WHITT-002-000	FOSTER JOHN F ET AL	488359.0E, 4328982.0N	Ritchie	WV	136/394
FOSTER #1	47-085-03412	WV-WHITT-256-000	FOSTER RALPH E ET UX	492864.9E, 4339810.6N	Ritchie	WV	113/217
FOSTER-DEEM	47-085-03837	WV-WHITT-555-015	R. FOSTER & H. DEEM	493589.1E, 4339327.7N	Ritchie	WV	124/789
FRED GOFF	47-085-06202	WV-WHITT-555-016	FRED GOFF	500267.9E, 4326735.2N	Ritchie	WV	168/251
FREDERICK #P-1	47-085-09286	WV-WHITT-235-000	FREDERICK LOTTIE ET AL	495337.8E, 4325327.1N	Ritchie	WV	121/428
FURBEE	47-085-03217	WV-WHITT-555-017	MARY SAMPLES & RUBY FURBEE	490417.5E, 4329538.8N	Ritchie	WV	224/67
GIBSON	47-085-04316	WV-WHITT-067-000	MCCOY PAUL ET AL	491008.6E, 4323872.5N	Ritchie	WV	93/483
GIBSON #1	47-085-02424	WV-WHITT-067-000	MCCOY PAUL ET AL	491036.6E, 4324298.7N	Ritchie	WV	93/483
GILL	47-085-06700	WV-WHITT-104-000	GILL NORMA NOTTINGHAM ET AL	487956.7E, 4329446.8N	Ritchie	WV	163/691
GRIMM MORRIS #P-2A	47-085-09158	WV-WHITT-075-001	GRIMM J W ET AL	489763.2E, 4329486.9N	Ritchie	WV	47/157
GRIMM MORRIS #P-3	47-085-09333	WV-WHITT-075-001	GRIMM J W ET AL	489409.6E, 4329308.6N	Ritchie	WV	47/157
GRIMM MORRIS #P-4	47-085-09332	WV-WHITT-075-001	GRIMM J W ET AL	489875.9E, 4329368.1N	Ritchie	WV	47/157
GRIMM MORRIS #P-5	47-085-09341	WV-WHITT-075-001	GRIMM J W ET AL	489732.7E, 4328984.0N	Ritchie	WV	47/157
GRIMM MORRIS #P-6	47-085-09342	WV-WHITT-075-001	GRIMM J W ET AL	489245.0E, 4328846.9N	Ritchie	WV	47/157
GRIMM-MORRIS	47-085-04314	WV-WHITT-073-000	BRITTON VADA ET AL	489306.0E, 4328886.5N	Ritchie	WV	123/92
GUY BAKER #2	47-085-01477	WV-WHITT-025-000	BAKER GUY ET AL	498033.3E, 4333635.2N	Ritchie	WV	163/346
GUY FLUHARTY #PH-1	47-085-09417	WV-HILDR-076-000	FLUHARTY GUY ET UX	490973.9E, 4321230.1N	Ritchie	WV	57/535
GUY FLUHARTY #PH-2	47-085-09433	WV-HILDR-076-000	FLUHARTY GUY ET UX	490719.0E, 4321479.9N	Ritchie	WV	57/535

Lease Recording
Name of Well	API #	Lease Number	Lease Name	Well Location	County	State	Information
H & B	47-085-03177	WV-WHITT-555-018	L.E. HAUGHT, ET AL	490690.9E, 4329893.0N	Ritchie	WV	224/67
H H SMITH	47-085-06479	WV-WHITT-153-000	SMITH H H ET UX	488291.7E, 4324839.8N	Ritchie	WV	99/425
H. H. SMITH	47-085-02336	WV-WHITT-153-000	SMITH H H ET UX	488703.1E, 4324974.4N	Ritchie	WV	99/426
H. H. SMITH #1	47-085-02770	WV-WHITT-153-000	SMITH H H ET UX	500627.5E, 4335906.5N	Ritchie	WV	99/426
H. H. SMITH #2	47-085-02771	WV-WHITT-153-000	SMITH H H ET UX	488348.9E, 4325376.7N	Ritchie	WV	99/426
H. H. SMITH #3	47-085-02888	WV-WHITT-153-000	SMITH H H ET UX	488700.1E, 4325568.2N	Ritchie	WV	99/426
H. MORRIS 1360	47-085-06067	WV-WHITT-022-000	MORRIS HOMER S JR ET UX	489175.6E, 4324644.7N	Ritchie	WV	110/6
H. MORRIS 1361	47-085-06005	WV-WHITT-022-000	MORRIS HOMER S JR ET UX	488783.9E, 4324112.8N	Ritchie	WV	110/6
H. MORRIS 1362	47-085-06006	WV-WHITT-022-000	MORRIS HOMER S JR ET UX	488986.6E, 4323690.7N	Ritchie	WV	110/6
H. MORRIS 1450	47-085-06994	WV-WHITT-022-000	MORRIS HOMER S JR ET UX	489310.8E, 4324076.8N	Ritchie	WV	110/6
H. WASS — GAS	47-085-03774	WV-WHITT-258-000	WASS HARRISON ET AL	497030.6E, 4329444.2N	Ritchie	WV	37/452
H. WASS — PUMP	47-085-04246	WV-WHITT-258-000	WASS HARRISON ET AL	482793.6E, 4337437.2N	Ritchie	WV	37/452
HADDOX #1	47-085-02834	WV-WHITT-007-000	HADDOX J A	490964.7E, 4327881.3N	Ritchie	WV	99/354
HADDOX #P-1	47-085-09312	WV-WHITT-032-000	HAMMETT PEARL D ET VIR	491150.0E, 4327731.3N	Ritchie	WV	121/726
HAMMETT #P-1	47-085-09354	WV-WHITT-032-000	HAMMETT PEARL D ET VIR	495961.7E, 4329079.2N	Ritchie	WV	121/726
HAMMETT 1293	47-085-05365	WV-WHITT-032-000	HAMMETT PEARL D ET VIR	495531.9E, 4328948.1N	Ritchie	WV	121/726
HAMMETT 1493	47-085-07797	WV-WHITT-032-000	HAMMETT PEARL D ET VIR	496281.7E, 4329524.2N	Ritchie	WV	121/726
HAMMETT 531	47-085-03738	WV-WHITT-032-000	HAMMETT PEARL D ET VIR	496457.8E, 4329052.9N	Ritchie	WV	121/726
HAMMETT 532	47-085-03739	WV-WHITT-032-000	HAMMETT PEARL D ET VIR	496345.4E, 4329342.7N	Ritchie	WV	121/726
HAMMETT 533	47-085-03740	WV-WHITT-032-000	HAMMETT PEARL D ET VIR	496001.3E, 4329499.8N	Ritchie	WV	121/726
HAMMETT 535	47-085-03742	WV-WHITT-032-000	HAMMETT PEARL D ET VIR	495711.8E, 4328615.9N	Ritchie	WV	121/726
HAMMETT 589	47-085-03821	WV-WHITT-032-000	HAMMETT PEARL D ET VIR	495864.2E, 4329652.2N	Ritchie	WV	121/726
HARDMAN #1	47-085-01278	WV-WHITT-073-000	BRITTON VADA ET AL	489813.5E, 4325071.0N	Ritchie	WV	123/92
HARDMAN #2	47-085-00273	WV-WHITT-073-000	BRITTON VADA ET AL	490361.9E, 4324999.3N	Ritchie	WV	123/92
HARDMAN #3	0	WV-WHITT-073-000	BRITTON VADA ET AL	513205.2E, 4328093.9N	Ritchie	WV	123/92
HARLIE SMITH #P-1A	47-085-09261	WV-RITCH-050-000	SMITH HARLIE G	497310.9E, 4348025.0N	Ritchie	WV	120/740
HATFIELD #1	47-085-01661	WV-WHITT-008-000	HATFIELD CHARLES J ET UX	493158.7E, 4324488.5N	Ritchie	WV	84/440
HATFIELD #2	47-085-01790	WV-WHITT-008-000	HATFIELD CHARLES J ET UX	493705.8E, 4324166.6N	Ritchie	WV	84/440

Lease Recording
Name of Well	API #	Lease Number	Lease Name	Well Location	County	State	Information
HAUGHT #1	47-085-01198	WV-WHITT-009-000	HAUGHT MANSFIELD ET UX	491560.2E, 4329056.0N	Ritchie	WV	77/153
HAUGHT #3	47-085-01311	WV-WHITT-009-000	HAUGHT MANSFIELD ET UX	491546.2E, 4329675.9N	Ritchie	WV	77/153
HAUGHT FAMILY TRUST #P-1	47-085-09195	WV-WHITT-145-001	HAUGHT FAMILY TRUST	506137.8E, 4357319.1N	Ritchie	WV	239/103
HAUGHT #P-3	47-085-09224	WV-WHITT-009-000	HAUGHT MANSFIELD ET UX	489841.2E, 4325006.4N	Ritchie	WV	77/153
HAUGHT TRUST #2	47-085-09159	WV-WHITT-074-001	CASTO LYDA R WAIDE	490353.3E, 4325167.9N	Ritchie	WV	237/785
HAUGHT-BOGARD	47-085-05258	WV-WHITT-054-000	STARR FRANCES J ET AL	482365.1E, 4346111.6N	Ritchie	WV	143/634
HAUGHT-BOGGESS 1495	47-085-07822	WV-WHITT-555-019	WARREN HAUGHT	488423.0E, 4328476.0N	Ritchie	WV	225/93
HAUGHT-BOGGESS 1496	47-085-07897	WV-WHITT-555-019	WARREN HAUGHT	488718.7E, 4328640.6N	Ritchie	WV	225/93
HAUGHT-BRADEN #1	0	WV-WHITT-103-000	HAUGHT MANSFIELD ET UX	499198.7E, 4336857.7N	Ritchie	WV	58/325
HAUGHT-EVANS	47-085-04537	WV-WHITT-010-000	EVANS PANSY S LENNORA ET VIR	492753.1E, 4325744.7N	Ritchie	WV	108/232
HAUGHT-SMITH #1	47-085-03707	WV-WHITT-103-000	HAUGHT MANSFIELD ET UX	495427.9E, 4337206.3N	Ritchie	WV	58/325
HAUGHT-SMITH #2	47-085-03315	WV-WHITT-103-000	HAUGHT MANSFIELD ET UX	488486.3E, 4326802.9N	Ritchie	WV	58/325
HOOVER	47-085-07407	WV-WHITT-555-020	L.A. HOOVER	487002.6E, 4329064.3N	Ritchie	WV	151/219
HUGHES RIVER-HAUGHT #P-1	47-085-09265	WV-HUGHE-001-000	HAUGHT WARREN ET AL.	488422.7E, 4323199.9N	Ritchie	WV	119/323
HUGHES RIVER-HAUGHT #P-2	47-085-09372	WV-HUGHE-001-000	HAUGHT WARREN ET AL.	488060.0E, 4322947.0N	Ritchie	WV	119/323
HUGHES RIVER-HAUGHT #P-3	47-085-09373	WV-HUGHE-001-000	HAUGHT WARREN ET AL.	488197.2E, 4322611.7N	Ritchie	WV	119/323
INDIANA PRINCE 1351	47-085-02832	WV-WHITT-042-000	RADER DOROTHY M ET VIR ET AL	488113.1E, 4325091.2N	Ritchie	WV	92/453
INDIANA PRINCE A006 1	47-085-01392	WV-WHITT-042-000	RADER DOROTHY M ET VIR ET AL	488027.0E, 4325312.4N	Ritchie	WV	92/453
INDIANA PRINCE A006 2	47-085-02574	WV-WHITT-042-000	RADER DOROTHY M ET VIR ET AL	488091.6E, 4325409.0N	Ritchie	WV	92/453
INDIANA PRINCE A006 4	47-085-02865	WV-WHITT-042-000	RADER DOROTHY M ET VIR ET AL	488172.1E, 4325199.6N	Ritchie	WV	92/453
INDIANA PRINCE A006 5	47-085-02903	WV-WHITT-042-000	RADER DOROTHY M ET VIR ET AL	488043.2E, 4325409.0N	Ritchie	WV	92/453
IRA #P-1	47-085-09432	WV-WHITT-144-001	HAUGHT FAMILY TRUST	490403.2E, 4326792.5N	Ritchie	WV	240/392
IRELAND #PH-1	47-085-09477	WV-WHITT-123-000	IRELAND A L ET AL	491613.9E, 4319980.4N	Ritchie	WV	77/20
IRELAND #PH-3	47-085-09449	WV-WHITT-123-000	IRELAND A L ET AL	490760.5E, 4319889.0N	Ritchie	WV	77/20
IRELAND #PH-4	47-085-09450	WV-WHITT-123-000	IRELAND A L ET AL	491156.7E, 4320285.2N	Ritchie	WV	77/20
J. A. PARKS HEIRS	47-085-04077	WV-WHITT-106-000	PARKS J A ET UX	490540.4E, 4326484.7N	Ritchie	WV	38/460

Lease Recording
Name of Well	API #	Lease Number	Lease Name	Well Location	County	State	Information
J. W. AYERS	47-085-03784	WV-WHITT-058-001	AYERS PAUL M ET UX	497874.2E, 4330308.3N	Ritchie	WV	123/223
JAMES D. LAW	47-085-06115	WV-WHITT-044-000	LAW JAMES D ET AL	493564.1E, 4339329.6N	Ritchie	WV	118/529
JOHNSON #P-1	47-085-09530	WV-WHITT-140-000	JOHNSON T N ET AL	489321.2E, 4327679.5N	Ritchie	WV	241/380
JONES 312	47-085-03889	WV-WHITT-555-021	WANDA SUE HOOVER	498572.8E, 4331437.6N	Ritchie	WV	225/435
JULIEN #P-1	47-085-09446	WV-WHITT-243-000	HAUGHT FAMILY TRUST	490976.3E, 4327252.8N	Ritchie	WV	240/397
KIMBLE	47-085-05732	WV-WHITT-092-000	KIMBLE D L ET UX	487405.3E, 4331539.3N	Ritchie	WV	18/203
KIMBLE #1	0	WV-WHITT-092-000	KIMBLE D L ET UX	499506.5E, 4342549.9N	Ritchie	WV	18/203
KIMBLE #3	0	WV-WHITT-092-000	KIMBLE D L ET UX	498606.7E, 4343564.5N	Ritchie	WV	18/203
L & D #1	47-085-02821	WV-WHITT-555-022	W.W. LAWRENCE, ET AL	490015.2E, 4328798.7N	Ritchie	WV	125/106
L. HAUGHT	47-085-07496	WV-WHITT-048-000	ELLIOTT LUVINA ET AL	491043.3E, 4327162.8N	Ritchie	WV	121/592
L. HAUGHT 876	47-085-04742	WV-WHITT-048-000	ELLIOTT LUVINA ET AL	491412.1E, 4327274.1N	Ritchie	WV	121/592
L. S. KEITH	47-085-04362	WV-WHITT-034-000	KEITH LAWRENCE S ET UX	495758.7E, 4339107.1N	Ritchie	WV	125/344
L. W. DAVIS	47-085-01517	WV-WHITT-049-000	DAVIS L W ET UX	496296.9E, 4335403.7N	Ritchie	WV	82/201
L. W. DAVIS	47-085-03862	WV-WHITT-049-000	DAVIS L W ET UX	495639.8E, 4335406.8N	Ritchie	WV	82/201
LAMP 1446	47-085-06889	WV-WHITT-109-000	LAMP VIRGINIA A ET AL	487825.6E, 4328561.4N	Ritchie	WV	44/319
LAMP 1448	47-085-07021	WV-WHITT-109-000	LAMP VIRGINIA A ET AL	488176.1E, 4328637.6N	Ritchie	WV	44/319
LAWRENCE #P-1	47-085-09531	WV-WHITT-013-000	LAWRENCE WILLIAM H ET UX ET AL	490022.2E, 4328465.9N	Ritchie	WV	98/429
LAYFIELD	47-085-05270	WV- WHITT- 307-000	HARLEY G. LAYFIELD ET AL	495173.5E, 4338869.3N	Ritchie	WV	120/42
LEE SCOTT	47-085-03734	WV-WHITT-555-023	LEE SCOTT HEIRS	491287.2E, 4329720.1N	Ritchie	WV	97/372
LEMON 313	47-085-03899	WV-WHITT-083-000	LEMON J B ET AL	486319.2E, 4322686.0N	Ritchie	WV	50/63
LEMON 859	47-085-04465	WV-WHITT-083-000	LEMON J B ET AL	483590.5E, 4324863.7N	Ritchie	WV	50/63
LEMON 860	47-085-04410	WV-WHITT-083-000	LEMON J B ET AL	483139.4E, 4324833.3N	Ritchie	WV	50/63
LEMON 861	47-085-04401	WV-WHITT-083-000	LEMON J B ET AL	482929.1E, 4325253.9N	Ritchie	WV	50/63
LEMON 863	47-085-04466	WV-WHITT-083-000	LEMON J B ET AL	483410.7E, 4325372.8N	Ritchie	WV	50/63
LEMON 864	47-085-04547	WV-WHITT-083-000	LEMON J B ET AL	481742.4E, 4325358.8N	Ritchie	WV	50/63
LEMON HRS #1	47-085-00954	WV-WHITT-083-000	LEMON J B ET AL	481995.1E, 4326104.6N	Ritchie	WV	50/63
LEMON HRS #2	47-085-01005	WV-WHITT-083-000	LEMON J B ET AL	482622.7E, 4326040.3N	Ritchie	WV	50/63
LEMON HRS.WP06	47-085-00983	WV-WHITT-083-000	LEMON J B ET AL	482381.3E, 4326104.6N	Ritchie	WV	50/63
M & H #1	47-085-02671	WV-WHITT-555-024	MAXWELL HEIRS	492517.3E, 4322544.2N	Ritchie	WV	98/103
M & H #2	47-085-02693	WV-WHITT-555-024	MAXWELL HEIRS	492662.1E, 4322319.0N	Ritchie	WV	98/103
M & H #3	47-085-02776	WV-WHITT-555-024	MAXWELL HEIRS	492549.3E, 4322254.7N	Ritchie	WV	98/103

Lease Recording
Name of Well	API #	Lease Number	Lease Name	Well Location	County	State	Information
M. HAUGHT # 1	47-085-01991	WV-WHITT-103-000	HAUGHT MANSFIELD ET UX	489210.5E, 4327495.1N	Ritchie	WV	58/325
M. HAUGHT #3	47-085-00111	WV-WHITT-103-000	HAUGHT MANSFIELD ET UX	487102.7E, 4329088.5N	Ritchie	WV	58/325
M. HAUGHT 3 (BARNES)	47-085-00714	WV-WHITT-103-000	HAUGHT MANSFIELD ET UX	489130.1E, 4327269.9N	Ritchie	WV	58/325
M. V. HAUGHT 3 (BARNES)	0	WV-WHITT-103-000	HAUGHT MANSFIELD ET UX	488292.2E, 4329076.4N	Ritchie	WV	58/325
MACKEY # 1 WP06	47-085-00853	WV-WHITT-087-000	MACKEY ALEXANDER ET UX	481512.3E, 4326684.0N	Ritchie	WV	68/415
MANSFIELD HAUGHT #P-1	47-085-09493	WV-WHITT-103-000	HAUGHT MANSFIELD ET UX	489424.8E, 4327002.8N	Ritchie	WV	58/325
MANSFIELD HAUGHT 1461	47-085-07116	WV-WHITT-103-000	HAUGHT MANSFIELD ET UX	489714.4E, 4326932.7N	Ritchie	WV	58/325
MANSFIELD HAUGHT 1462	47-085-07275	WV-WHITT-103-000	HAUGHT MANSFIELD ET UX	489833.3E, 4326749.8N	Ritchie	WV	58/325
MANSFIELD HAUGHT 1463	47-085-07166	WV-WHITT-103-000	HAUGHT MANSFIELD ET UX	489458.4E, 4326701.1N	Ritchie	WV	58/325
MANSFIELD HAUGHT 1464	47-085-07165	WV-WHITT-103-000	HAUGHT MANSFIELD ET UX	489178.9E, 4326888.0N	Ritchie	WV	58/325
MARSHALL	47-085-07487	WV-WHITT-071-001	SMITH ERNEST F ET UX ETAL	487972.2E, 4333517.4N	Ritchie	WV	134/372
MARTHA SMITH	47-085-06478	WV-WHITT-015-000	SMITH HEIRS	488630.0E, 4324659.9N	Ritchie	WV	93/209
MARTHA SMITH #1	47-085-02413	WV-WHITT-015-000	SMITH HEIRS	488735.4E, 4324604.4N	Ritchie	WV	93/209
MARTHA SMITH #2	47-085-02438	WV-WHITT-015-000	SMITH HEIRS	488461.7E, 4324491.6N	Ritchie	WV	93/209
MARTIN HAUGHT #P-1	47-085-09542	WV-WHITT-149-001	HAUGHT EVERETT ET UX ET AL	490610.5E, 4327566.7N	Ritchie	WV	122/568
MARTIN HAUGHT #P-2	47-085-09543	WV-WHITT-149-001	HAUGHT EVERETT ET UX ET AL	490241.7E, 4327261.9N	Ritchie	WV	122/568
MARY WELCH #1	47-085-02257	WV-WHITT-238-000	WELCH MACE HRS	498246.7E, 4324494.3N	Ritchie	WV	92/211
MARY WELCH #2	47-085-02997	WV-WHITT-238-000	WELCH MACE HRS	498260.4E, 4324456.5N	Ritchie	WV	92/211
MARY WELCH #3	47-085-09168	WV-WHITT-238-000	WELCH MACE HRS	498505.8E, 4324448.5N	Ritchie	WV	92/211
MARY WELCH #P-4	47-085-09331	WV-WHITT-238-000	WELCH MACE HRS	497972.4E, 4324235.2N	Ritchie	WV	92/211
MAXWELL #1	47-085-01524	WV-WHITT-152-000	MAXWELL L BASSEL ET UX ET AL	492284.4E, 4329603.4N	Ritchie	WV	81/215
MAXWELL #2	47-085-02693	WV-WHITT-152-000	MAXWELL L BASSEL ET UX ET AL	492662.1E, 4322319.0N	Ritchie	WV	81/215
MAXWELL #PH-2	47-085-09415	WV-HILDR-055-000	MAXWELL L BASSELL ET AL	490871.4E, 4322440.0N	Ritchie	WV	83/280
MAXWELL #PH-3	47-085-09416	WV-HILDR-055-000	MAXWELL L BASSELL ET AL	490734.3E, 4322043.7N	Ritchie	WV	83/280
MAXWELL HEIRS #P-2	47-085-09193	WV-WHITT-152-000	MAXWELL L BASSEL ET UX ET AL	491963.8E, 4329837.5N	Ritchie	WV	81/215

Lease Recording
Name of Well	API #	Lease Number	Lease Name	Well Location	County	State	Information
MCCOY GAS CO. #1	47-085-03715	WV-WHITT-555-025	S.P. MCCOY ESTATE	491841.3E, 4323284.6N	Ritchie	WV	93/451
MCFADDEN #P-1	47-085-09496	WV-WHITT-154-001	PARKS P C HEIRS & MCFADDEN HRS	491332.9E, 4328328.7N	Ritchie	WV	121/202
MCGREGOR #1	47-085-00456	WV-WHITT-082-000	MCGREGOR D G ET AL	488107.5E, 4323622.6N	Ritchie	WV	25/203
MCGREGOR #2	47-085-00503	WV-WHITT-082-000	MCGREGOR D G ET AL	487733.9E, 4327275.1N	Ritchie	WV	25/203
MCGREGOR #P-1	47-085-09359	WV-WHITT-082-000	MCGREGOR D G ET AL	487214.2E, 4324090.0N	Ritchie	WV	25/203
MCGREGOR #P-2	47-085-09360	WV-WHITT-082-000	MCGREGOR D G ET AL	487831.4E, 4323937.5N	Ritchie	WV	25/203
MCGREGOR #P-4	47-085-09362	WV-WHITT-082-000	MCGREGOR D G ET AL	487427.6E, 4323693.7N	Ritchie	WV	25/203
MCGREGOR #P-5A	47-085-09363	WV-WHITT-082-000	MCGREGOR D G ET AL	487861.9E, 4323396.5N	Ritchie	WV	25/203
MCGREGOR #P-6	47-085-09364	WV-WHITT-082-000	MCGREGOR D G ET AL	487496.2E, 4323084.1N	Ritchie	WV	25/203
MCGREGOR #P-7	47-085-09365	WV-WHITT-082-000	MCGREGOR D G ET AL	487099.9E, 4323297.5N	Ritchie	WV	25/203
MCGREGOR WELCH #1	47-085-00615	WV-WHITT-079-000	HELEN WILSON, ET AL	487287.0E, 4323348.9N	Ritchie	WV	65/45
MCGREGOR WELCH #2	47-085-00684	WV-WHITT-079-000	HELEN WILSON, ET AL	487335.1E, 4323300.7N	Ritchie	WV	65/45
MCGREGOR WELCH #3	47-085-01139	WV-WHITT-555-026	H.L. MCGINNIS ET AL	487777.7E, 4323857.3N	Ritchie	WV	65/117
MCHENRY	47-085-01670	WV-WHITT-072-000	MCHENRY LARRY ET UX	492069.3E, 4324448.6N	Ritchie	WV	234/84
MOATS #P-1	47-085-09268	WV-WHITT-037-000	MOATS HARRY E ET UX	493628.8E, 4320288.9N	Ritchie	WV	125/478
MORGAN #P-1	47-085-09505	WV-WHITT-151-000	HAUGHT FAMILY TRUST	488270.6E, 4328466.9N	Ritchie	WV	241/365
MORRIS #4	47-085-09174	WV-WHITT-022-000	MORRIS HOMER S JR ET UX	489289.5E, 4324335.8N	Ritchie	WV	110/6
MORRIS #5 WELL	47-085-09211	WV-WHITT-022-000	MORRIS HOMER S JR ET UX	488776.3E, 4324120.4N	Ritchie	WV	110/6
MORRIS #6 WELL	47-085-09212	WV-WHITT-022-000	MORRIS HOMER S JR ET UX	488898.2E, 4323663.2N	Ritchie	WV	110/6
MORRIS #7	47-085-09214	WV-WHITT-022-000	MORRIS HOMER S JR ET UX	489350.5E, 4323439.7N	Ritchie	WV	110/6
MORRIS #8	47-085-09220	WV-WHITT-022-000	MORRIS HOMER S JR ET UX	489542.5E, 4323887.8N	Ritchie	WV	110/6
MORRIS/HAUGHT 1490	47-085-07575	WV-WHITT-053-000	HAUGHT WARREN ET UX	488599.8E, 4329171.0N	Ritchie	WV	182/453
MORRIS/HAUGHT 1491	47-085-07576	WV-WHITT-053-000	HAUGHT WARREN ET UX	488819.3E, 4328930.2N	Ritchie	WV	182/453
N.M. WELCH #1	0	WV-WHITT-105-000	WELCH N M ET UX	491931.4E, 4323502.9N	Ritchie	WV	94/31
N.M. WELCH #2	47-085-02369	WV-WHITT-105-000	WELCH N M ET UX	492966.6E, 4234578.9N	Ritchie	WV	94/31
NOTTINGHAM #P-1	47-085-09219	WV-WHITT-153-000	SMITH H H ET UX	488669.6E, 4325927.9N	Ritchie	WV	99/426

Lease Recording
Name of Well	API #	Lease Number	Lease Name	Well Location	County	State	Information
NOTTINGHAM #P-3	47-085-09259	WV-WHITT-153-000	SMITH H H ET UX	489035.4E, 4325620.0N	Ritchie	WV	99/426
NOTTINGHAM #P-4	47-085-09260	WV-WHITT-153-000	SMITH H H ET UX	488844.9E, 4325181.1N	Ritchie	WV	99/426
NOTTINGHAM 1451	47-085-06997	WV-WHITT-153-000	SMITH H H ET UX	488992.7E, 4325623.1N	Ritchie	WV	99/426
NOTTINGHAM 1452	47-085-06996	WV-WHITT-153-000	SMITH H H ET UX	488779.4E, 4325135.4N	Ritchie	WV	99/426
PARKS & WILSON #1	47-085-03131	WV-WHITT-289-001	MACKAY RUTH PELL ET UX	492163.2E, 4325908.0N	Ritchie	WV	39/209
PARKS HEIRS	47-085-04145	WV-WHITT-107-000	PARK JOE ET UX ET AL	491625.5E, 4328563.4N	Ritchie	WV	42/415
PAUL MCCOY #1	47-085-01782	WV-WHITT-019-000	MCCOY PAUL ET AL	503150.7E, 4320967.6N	Ritchie	WV	86/191
PHILLIPS #P-1	47-085-09330	WV-WHITT-157-000	PHILLIPS PAUL R	490647.1E, 4327932.5N	Ritchie	WV	239/774
PRUNTY #1	47-085-07738	WV-PERRI-PER-002-000	SWAB OTIA P ET AL	499496.4E, 4328996.1N	Ritchie	WV	92/147
R. JOHNSON 1354	47-085-06183	WV-WHITT-555-027	ROSIE JOHNSON	489029.6E, 4327686.6N	Ritchie	WV	237/151
RACHEL LEMON #1	47-085-01529	WV-WHITT-139-000	LEMMON RACHEL M ET AL	484923.1E, 4325563.6N	Ritchie	WV	29/50
RACHEL LEMON #4	47-085-04609	WV-WHITT-139-000	LEMMON RACHEL M ET AL	489558.3E, 4338804.7N	Ritchie	WV	29/50
RACHEL LEMON #6	47-085-04610	WV-WHITT-139-000	LEMMON RACHEL M ET AL	485639.6E, 4879842.4N	Ritchie	WV	29/50
RACHEL LEMON #7	47-085-04284	WV-WHITT-139-000	LEMMON RACHEL M ET AL	484989.6E, 4324842.4N	Ritchie	WV	29/50
RACHEL LEMON #8	47-085-01528	WV-WHITT-139-000	LEMMON RACHEL M ET AL	485229.1E, 4325128.9N	Ritchie	WV	29/50
RACHEL LEMON #9	47-085-03082	WV-WHITT-139-000	LEMMON RACHEL M ET AL	484987.7E, 4325515.4N	Ritchie	WV	29/50
RAIGUEL	47-085-06351	WV-WHITT-555-028	ELEANOR V. RAIGUEL	491898.0E, 4330791.5N	Ritchie	WV	125/812
REGER GAS #1	47-085-01842	WV-WHITT-555-029	W.F. REGER	503633.5E, 4321627.4N	Ritchie	WV	86/578
RIDDLE #1	47-085-03354	WV-WHITT-117-000	RIDDLE JUNIOR ET UX	502989.8E, 4324572.4N	Ritchie	WV	113/180
RONALD JOHNSON	47-085-06481	WV-WHITT-046-001	ALLEBAUGH FRANK I ET UX	491439.6E, 4327978.2N	Ritchie	WV	156/551
ROXIE EVANS #PH-1	47-085-09474	WV-HILDR-057-000	EVANS ROXIE B ET VIR	492528.3E, 4319904.2N	Ritchie	WV	60/301
S. P. MCCOY #P-1	47-085-09306	WV-WHITT-555-030	PAUL AND EVELYN MCCOY ET AL	492182.1E, 4323262.9N	Ritchie	WV	80/399
S.P. MCCOY #P-2	47-085-09323	WV-WHITT-555-030	PAUL AND EVELYN MCCOY ET AL	491651.7E, 4323430.6N	Ritchie	WV	80/399
SEESE	47-085-06277	WV-WHITT-045-000	SEESE FRANCIS E ET UX	493191.3E, 4344380.2N	Ritchie	WV	136/565
SHIELDS 1136	47-085-04989	WV-WHITT-113-000	SHEILDS W H ET UX ET AL	479375.5E, 4346323.2N	Ritchie	WV	67/555
SHIELDS 1137	47-085-04990	WV-WHITT-113-000	SHEILDS W H ET UX ET AL	479488.3E, 4346600.6N	Ritchie	WV	67/555
SIMMONS, DALE #1	47-085-03695	WV-WHITT-257-000	DENNING SARAH A ET AL	493131.3E, 4336156.6N	Ritchie	WV	42/373
SIMMONS, DALE WC13	47-085-01244	WV-WHITT-257-000	DENNING SARAH A ET AL	494131.0E, 4336065.2N	Ritchie	WV	42/373
SKINNER #1	47-085-02301	WV-WHITT-069-000	SKINNER D O ET UX ET AL	495782.1E, 4332303.9N	Ritchie	WV	93/235

Lease Recording
Name of Well	API #	Lease Number	Lease Name	Well Location	County	State	Information
SMITH GAS #1	47-085-01537	WV-WHITT-020-000	SMITH E B AND SUSIE	491583.7E, 4323188.0N	Ritchie	WV	82/568
SMITH MORRIS #1	47-085-03238	WV-WHITT-022-000	MORRIS HOMER S JR ET UX	489427.3E, 4323880.2N	Ritchie	WV	110/6
SNIDER #P-1 WELL	47-085-09250	WV-WHITT-239-000	SNIDER CLINE V ET AL	491319.5E, 4324634.5N	Ritchie	WV	121/351
SNIDER #P-2 WELL	47-085-09251	WV-WHITT-239-001	SNIDER CLINE V ET AL	491499.3E, 4324104.2N	Ritchie	WV	121/351
SNIDER #P-3A WELL	47-085-09353	WV-WHITT-239-001	SNIDER CLINE V ET AL	491206.7E, 4323561.6N	Ritchie	WV	121/351
SNIDER #P-5 WELL	47-085-09349	WV-WHITT-239-000	SNIDER CLINE V ET AL	491819.3E, 4324430.3N	Ritchie	WV	121/351
SOMMERVILLE #P-1	47-085-09402	WV-WHITT-555-031	WANITA SOMMERVILLE	513632.1E, 4328202.0N	Ritchie	WV	231/405
SOMMERVILLE 321	47-085-01938	WV-WHITT-555-032	O.R. SOMMERVILLE	513672.6E, 4328213.6N	Ritchie	WV	231/404
SOMMERVILLE 322	47-085-03409	WV-WHITT-555-032	O.R. SOMMERVILLE	513847.4E, 4328052.3N	Ritchie	WV	231/404
SPURGEON #1	47-085-01843	WV-WHITT-055-000	SPURGEON J A ET UX ET AL	503063.7E, 4321517.3N	Ritchie	WV	86/523
STEPHENS #1	47-085-07442	WV-WHITT-300-000	E.A. STEPHENS	488191.7E, 4333185.2N	Ritchie	WV	13/108
STEPHENS 1340	47-085-05751	WV-WHITT-300-000	E.A. STEPHENS	488118.5E, 4332712.8N	Ritchie	WV	13/108
STEVENS #1	47-085-05596	WV-WHITT-061-000	STEPHENS KENNETH A ET AL	502018.6E, 4339899.8N	Ritchie	WV	141/724
SWISHER #P-1	47-085-09374	WV-WHITT-245-000	HAUGHT FAMILY TRUST	482635.0E, 4324895.8N	Ritchie	WV	241/350
SWISHER #P-2	47-085-09398	WV-WHITT-245-000	HAUGHT FAMILY TRUST	482068.0E, 4324929.3N	Ritchie	WV	241/350
T. C. DUERR 793	47-085-04347	WV-WHITT-038-000	DUERR THOMAS C ET AL	504993.0E, 4327551.8N	Ritchie	WV	234/595
T. C. DUERR 794	47-085-04348	WV-WHITT-038-000	DUERR THOMAS C ET AL	505197.2E, 4327871.9N	Ritchie	WV	234/595
T. DAVIS 1358	47-085-06002	WV-WHITT-555-034	TOM DAVIS & OTHERS	486304.9E, 4332971.8N	Ritchie	WV	3/210
THOMAS DAVIS	47-085-04058	WV-WHITT-555-034	TOM DAVIS & OTHERS	488410.6E, 4323794.3N	Ritchie	WV	3/210
VINSON #P-1 WELL	47-085-09302	WV-RITCH-051-000	VINSON ALMA ET AL	496850.7E, 4348866.3N	Ritchie	WV	120/743
W & L HAUGHT 1364	47-085-06097	WV-WHITT-043-000	HAUGHT WARREN R ET UX	495426.4E, 4336074.3N	Ritchie	WV	192/256
W & L HAUGHT 1365	47-085-06096	WV-WHITT-043-000	HAUGHT WARREN R ET UX	494926.6E, 4336226.7N	Ritchie	WV	192/256
W R HEDGE HRS.	47-085-06888	WV-WHITT-060-000	HEDGE VIOLET ET AL	491889.1E, 4328145.8N	Ritchie	WV	159/437
W T PARKS	47-085-07104	WV-WHITT-132-000	PARKS E C	488861.9E, 4327896.9	Ritchie	WV	39/536
W W LAWRENCE	47-085-06730	WV-WHITT-555-035	W.W. LAWRENCE, ET AL	489854.6E, 4328688.4N	Ritchie	WV	98/429
W/L HAUGHT 1486	47-085-07457	WV-WHITT-043-000	HAUGHT WARREN R ET UX	490993.3E, 4325597.7N	Ritchie	WV	192/256
W/L HAUGHT 547	47-085-03748	WV-WHITT-043-000	HAUGHT WARREN R ET UX	491068.9E, 4324491.6N	Ritchie	WV	192/256
W/L HAUGHT 548	47-085-03749	WV-WHITT-043-000	HAUGHT WARREN R ET UX	490875.7E, 4324588.2N	Ritchie	WV	192/256
W/L HAUGHT 592	47-085-03828	WV-WHITT-043-000	HAUGHT WARREN R ET UX	490978.1E, 4325006.4N	Ritchie	WV	192/256
WANLESS 1337	47-085-05748	WV-WHITT-555-036	RICHARD WANLESS	487585.1E, 4332179.4N	Ritchie	WV	3/493

Lease Recording
Name of Well	API #	Lease Number	Lease Name	Well Location	County	State	Information
WANLESS 1338	47-085-05749	WV-WHITT-555-036	RICHARD WANLESS	487173.6E, 4332423.2N	Ritchie	WV	3/493
WARNER	47-085-03689	WV-WHITT-555-037	EDWARD HAUGHT, HEIRS	489540.1E, 4326020.5N	Ritchie	WV	122/4
WARNER #P-1	47-085-09267	WV-WHITT-236-000	GARVIN NELLIE	489472.4E, 4325478.8N	Ritchie	WV	122/4
WARNER #P-2	47-085-09313	WV-WHITT-236-000	GARVIN NELLIE	489380.9E, 4325926.9N	Ritchie	WV	122/4
WARNER #P-3	47-085-09314	WV-WHITT-236-000	GARVIN NELLIE	489815.0E, 4326122.0N	Ritchie	WV	122/4
WARREN HAUGHT #P-1	47-085-09192	WV-WHITT-299-000	MCCOY PAUL ET UX	491060.4E, 4324192.6N	Ritchie	WV	93/483
WATSON #1	47-085-01368	WV-WHITT-024-000	SNYDER ELTON A ET AL	496180.8E, 4335790.9N	Ritchie	WV	123/716
WATSON 541	47-085-03761	WV-WHITT-024-000	SNYDER ELTON A ET AL	496474.0E, 4335999.3N	Ritchie	WV	123/716
WATSON 542	47-085-03859	WV-WHITT-024-000	SNYDER ELTON A ET AL	496328.6E, 4336162.7N	Ritchie	WV	123/716
WEAVER, L. 1(WC14)	47-085-01176	WV-WHITT-133-000	WEAVER LLOYD ET UX	494131.0E, 4335729.9N	Ritchie	WV	80/26
WEINRICH P-1	47-085-09375	WV-WHITT-555-038	CLAIRE MURPHY, ET AL	493692.5E, 4330193.2N	Ritchie	WV	239/1038
WELCH 1048	47-085-04894	WV-WHITT-105-000	WELCH N M ET UX	487721.7E, 4323651.0N	Ritchie	WV	94/31
WELCH 1405	47-085-06450	WV-WHITT-105-000	WELCH N M ET UX	497183.0E, 4324232.1N	Ritchie	WV	94/31
WELCH 1406	47-085-06451	WV-WHITT-105-000	WELCH N M ET UX	497317.1E, 4324509.5N	Ritchie	WV	94/31
WELCH 1407	47-085-06435	WV-WHITT-105-000	WELCH N M ET UX	498399.1E, 4324113.3N	Ritchie	WV	94/31
WELCH 1410	47-085-06410	WV-WHITT-105-000	WELCH N M ET UX	487941.2E, 4323367.6N	Ritchie	WV	94/31
WELCH 1411	47-085-06411	WV-WHITT-105-000	WELCH N M ET UX	487770.8E, 4322968.3N	Ritchie	WV	94/31
WELCH, B.F. #1	47-085-01312	WV-WHITT-118-000	WELCH B F ET UX	493231.9E, 4336156.6N	Ritchie	WV	76/525
WIANT #P-1	47-085-09264	WV-HUGHE-002-000	WIANT HEIRS	488172.8E, 4324440.5N	Ritchie	WV	132/767
WILLIAMS	47-085-05723	WV-WHITT-052-000	WILLIAMS EDWIN	488690.0E, 4331393.0N	Ritchie	WV	230/296
WILSON #PH-1A	47-085-09519	WV-HILDR-059-001	WILSON GAY	490669.1E, 4320687.5N	Ritchie	WV	89/117
WILSON #PH-2	47-085-09476	WV-WHITT-001-000	WILSON C F ET UX ET AL	490577.6E, 4321077.7N	Ritchie	WV	93/243
WILSON GAS #1-34	47-085-02575	WV-WHITT-023-000	WILSON C F ET UX	492742.6E, 4325344.7N	Ritchie	WV	96/3
WILSON GAS #1	47-085-02475	WV-WHITT-023-000	WILSON C F ET UX	497198.2E, 4324729.9N	Ritchie	WV	96/3
WIMP #P-1	47-085-09418	WV-PERRI-PER-001-001	BROWN IDA MAY	489854.6E, 4326618.8N	Ritchie	WV	240/444
WIMP #P-2	47-085-09419	WV-PERRI-PER-001-001	BROWN IDA MAY	489443.1E, 4326408.5N	Ritchie	WV	240/444
WINCE #P-1	47-085-09482	WV-WHITT-098-000	WINCE ALVIN ET UX	485157.2E, 4323516.5N	Ritchie	WV	18/226
WOLFE #3 WELL	47-085-09194	WV-WHITT-159-001	LEMON HOLMES ET UX	492643.5E, 4327722.2N	Ritchie	WV	239/364
LONNIE MAYS K-3	47-099-01579	WV-BRAXT-003-000	MAYS LONNIE ET UX	384662.3E, 4235147.9N	Wayne	WV	60/609

Lease Recording
Name of Well	API #	Lease Number	Lease Name	Well Location	County	State	Information
MILLS WETZEL #PR-2	47-103-02209	WV-RELIA-PER-001-000	MILLS WETZEL LANDS INC	531693.8E, 4371883.7N	Wetzel	WV	84A/403
WETZEL PR-23	47-103-02262	WV-RELIA-PER-001-000	MILLS WETZEL LANDS INC	531348.6E, 4372816.8N	Wetzel	WV	84A/403
WETZEL PR-26	47-103-02263	WV-RELIA-PER-001-000	MILLS WETZEL LANDS INC	531418.7E, 4374100.0N	Wetzel	WV	84A/403
HEFLIN #1	47-107-01684	WV-ORISK-007-000	HEFLIN ROBERT E ET UX	447427.0E, 4324064.2N	Wood	WV	1061/46
JAMES KEITH #1	47-107-01685	WV-ORISK-006-000	HARDIN, KENNETH ET UX	446091.9E, 4335320.6N	Wood	WV	1060/914
MARSH #PC-1	47-107-01697	WV-ORISK-003-000	CABOT OIL & GAS CORPORATION	446387.6E, 4325313.9N	Wood	WV	1060/521
PYLES #P-1	47-107-01695	WV-ORISK-003-000	CABOT OIL & GAS CORPORATION	446830.3E, 4336942.2N	Wood	WV	1060/521
SCRITCHFIELD #P-1 WELL	47-107-01683	WV-ORISK-011-000	SCRITCHFIELD BRUCE W	451000.3E, 4325258.1N	Wood	WV	1060/72
SECOND BEST #P-2	47-107-01690	WV-ORISK-555-039	DONALD BEST	451393.6E, 4326484.9N	Wood	WV	1060/796
VOLCANIC #1	47-107-00106	WV-WHITT-127-000	VOLCANIC OIL AND COAL COMPANY	476891.1E, 4345839.8N	Wood	WV	70/489
VOLCANIC #5	47-107-00131	WV-WHITT-127-000	VOLCANIC OIL AND COAL COMPANY	460973.5E, 4335034.1N	Wood	WV	70/489
VOLCANIC #6	47-107-00142	WV-WHITT-127-000	VOLCANIC OIL AND COAL COMPANY	460365.5E, 4339524.1N	Wood	WV	70/489

EXHIBIT 2.6
Gas Sales Contracts
1.	Dominion Field Services, Inc. Price Lock-In Agreements
i.	$8.20 per Dth April 1, 2007 through March 31, 2009 — 10,000 Dth per month

ii.	$9.32 per Dth November 1, 2007 through October 31, 2008 — 10,000 Dth per month

iii.	$9.08 per Dth November 1, 2008 through March 31, 2009 — 10,000 Dth per month

iv.	$8.28 per Dth April 1, 2007 through March 31, 2009 — 70,000 Dth per month

v.	$8.76 per Dth April 1, 2009 through March 31, 2010 — 40,000 Dth per month
2.	Hess Corporation Wholesale Physical Natural Gas Confirmation
i.	$9.30 per Dth April 1, 2009 through March 31, 2009 — 5,000 Dth per month